Exhibit 4.1

Execution Copy

SAEXPLORATION HOLDINGS, INC.

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee and Collateral Trustee

SENIOR SECURED CONVERTIBLE NOTES INDENTURE

Dated as of September 26, 2018

6.00% Senior Secured Convertible Notes due 2023

SENIOR SECURED CONVERTIBLE NOTES INDENTURE dated as of September 26, 2018 among SAEXPLORATION HOLDINGS, INC., a Delaware corporation, as Issuer (the “Company,” or the “Issuer”), the guarantors listed on the signature pages hereof (each, a “Guarantor” and collectively, the “Guarantors”) and Wilmington Savings Fund Society, FSB, as Trustee (in such capacity, the “Trustee”) and as Collateral Trustee (in such capacity, the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the creation and issue of $60,000,000 aggregate principal amount of 6.00% Senior Secured Convertible Notes due 2023 (each a “Note” and collectively, the “Notes”); and

WHEREAS, each of the Company and the Guarantors has duly authorized the execution and delivery of this Senior Secured Convertible Notes Indenture.

NOW, THEREFORE, the Company, the Guarantors, the Trustee and Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

Definitions

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“ABL Loan Agent” means Cantor Fitzgerald Securities, as collateral agent and administrative agent for ABL Lenders under the ABL Documents, including such Person’s successors and assigns.

“ABL Credit Agreement” means that certain Third Amended and Restated Loan and Security Agreement dated as of the date hereof between SAExploration, Inc., as borrower, the Company Indenture Parties as guarantors, ABL Lenders, and ABL Loan Agent, as amended, restated, refinanced, replaced, modified and/or supplemented from time to time in accordance with the Intercreditor Agreement.

“ABL Documents” means the ABL Credit Agreement and any other loan or security documents executed in connection therewith, each as amended, restated, modified or supplemented from time to time in accordance with the Intercreditor Agreement.

“ABL Lenders” means the lenders from time to time party to the ABL Credit Agreement, and ABL Loan Agent, as agent.

“ABL Loan Obligations” means all principal, interest, and other obligations owing under the ABL Documents.

“Account” means an account (as that term is defined in Article 9 of the Code).

“Additional Interest” means all amounts, if any, payable pursuant to Section 9.03 and any liquidated damages payable pursuant to the Registration Rights Agreement, as applicable.

“Additional Shares” shall have the meaning specified in Section 17.03(a).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 5.12, no Permitted Holder nor any Permitted Holder Affiliate shall be deemed to be an Affiliate of any Company Indenture Party or any of its Subsidiaries hereunder.

“Affiliated Parties” shall have the meaning specified in Section 17.12(a).

“Agent” means any Registrar, Paying Agent, Conversion Agent or Transfer Agent.

“Alaska Tax Credits” means any incentive tax credit, refund or refund claim relating to oil and gas exploration or production activities in the state of Alaska, including, without limitation, Alaska Oil and Gas Production Tax Credits.

“Asset Purchase Agreement” means that certain asset purchase agreement dated as of June 26, 2018 by and among Geokinetics Inc., Geokinetics Holdings USA, Inc., Geokinetics Processing, Inc., Geokinetics USA, Inc., Advanced Seismic Technology, Inc., Geokinetics International Holdings, Inc., Geokinetics International, Inc., Geokinetics (Australasia) Pty. LTD., and Geokinetics Exploration, Inc., as the sellers, and SAExploration Acquisitions (U.S.), LLC (as assignee to SAExploration, Inc.), as buyer.

“Available Equity Amount” means the amount of any Net Equity Proceeds from any issuance of Equity Interests by the Company (or from any other capital contribution made to the Company) received by or otherwise made to the Company during the period commencing on the date hereof through the applicable date of determination, in each case, to the extent that such Equity Issuance is not prohibited hereunder.

“Bank Product” means any one or more of the following financial products or accommodations extended to a Company Indenture Party or any of its/their Subsidiaries by a Bank Product Provider: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Provider” means a commercial bank that provides Bank Products to a Company Indenture Party or any of its/ their Subsidiaries.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Beneficial Ownership” has the meaning specified in Section 17.12(b).

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(c) with respect to a limited liability company, as applicable, managers, the managing member or members or any controlling committee of the managers or managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Books” means books and records (including the Company’s or any other Company Indenture Party’s Records) indicating, summarizing, or evidencing the Company’s or such other Company Indenture Party’s assets (including the Collateral) or liabilities, the Company’s or such other Company Indenture Party’s Records relating to the Company’s or such other Company Indenture Party’s business operations or financial condition, or the Company’s or such other Company Indenture Party’s Goods or General Intangibles containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in New York, New York or pursuant to the rules and regulations of the Federal Reserve System.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Stock” means:

(a) in the case of a corporation, capital stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such entity;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(d) in the case of any other entity, any other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity;

but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Cash Settlement” shall have the meaning specified in Section 17.02(k).

“Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

“Clause A Distribution” shall have the meaning specified in Section 17.04(c).

“Clause B Distribution” shall have the meaning specified in Section 17.04(c).

“Clause C Distribution” shall have the meaning specified in Section 17.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Date Acquisition Obligations” means the “Obligations” as defined in the Closing Date Loan Agreement, as such agreement is in effect on the date hereof.

“Closing Date Loan Agreement” means Purchase Money Loan and Security Agreement dated as of July 25, 2018 by and between SAExploration Acquisitions (U.S.), LLC, the administrative and collateral agent party thereto and the lenders party thereto from time to time, as in effect on the date hereof.

“Code” means the Uniform Commercial Code, as in effect in the State of New York from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purpose of the provisions thereof relating to such attachment, perfection, priority, or remedies. To the extent that defined terms set forth herein shall have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code shall control.

“Collateral” has the meaning set forth in the Security Agreement (hereafter defined).

“Collateral Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as the “Collateral Trustee” for the Secured Parties, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Trustee” shall mean or include each Person who is then a Collateral Trustee hereunder.

“Collateral Trustee’s Liens” mean the Liens granted by the Company and the other Company Indenture Parties to the Collateral Trustee for the benefit of the Secured Parties under the Indenture Documents.

“Combination Settlement” shall have the meaning specified in Section 17.02(k).

“Common Stock” means the common stock of the Company, par value $0.0001 per share, subject to Section 17.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 14, shall include its successors and assigns.

“Company Indenture Parties” means, collectively, Company and each Guarantor and each of them is a “Company Indenture Party”.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Chief Financial Officer, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary or the Controller, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02(a).

“Conversion Date” shall have the meaning specified in Section 17.02(c).

“Conversion Obligation” shall have the meaning specified in Section 17.01.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Price Trigger Daily VWAP” means, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Conversion Price Trigger Redemption” shall have the meaning specified in Section 19.01(a).

“Conversion Price Trigger Redemption Price” shall have the meaning specified in Section 19.01(a).

“Conversion Rate” shall have the meaning specified in Section 17.01.

“Copyrights” has the meaning set forth in the Security Agreement.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 500 Delaware Avenue, Wilmington, DE 19801, Attention: SAExploration 6.00% Senior Secured Convertible Notes due 2023, or such other address as the Trustee may designate from time to time, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian, with respect to, if any, the Global Notes, for The Depository Trust Company, and with respect to Physical Notes, for the Holders, or, in either case, any successor entity thereto.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 1/20th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event or condition that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Depositary” shall mean the Depositary with respect to each Global Note, if any. The Company appoints The Depository Trust Company to act as Depositary with respect to each Global Note, if any. Each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. If a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, thereafter, “Depositary” shall mean or include such successor.

“Disposition” means (a) the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under clauses (a), (b), (c), (d), (f) and (g) of the definition of “Permitted Dispositions” and (b) the sale or transfer by the Company or any Subsidiary of the Company of any Stock or Stock equivalent issued by any Subsidiary of the

Company and held by such transferor Person (other than (i) a sale or transfer of the Stock or Stock equivalents of a Subsidiary of the Company to the Company or any other Company Indenture Party permitted hereunder, (ii) a sale or transfer of the Stock or Stock equivalents of a Foreign Subsidiary of the Company to another Foreign Subsidiary permitted hereunder, and (iii) a sale or transfer of the Stock or Stock equivalents owned but not issued by an Excluded Subsidiary to another Excluded Subsidiary).

“Distributed Property” shall have the meaning specified in Section 17.04(c).

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means any Subsidiary of a Company Indenture Party that is not a Foreign Subsidiary.

“Effective Date” shall have the meaning specified in Section 17.03(c), except that, as used in Section 17.04 and Section 17.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Enforcement Action” means any action or decision taken in connection with the exercise of remedial rights of the Holders of the Notes and the Trustee and/or Collateral Trustee, representing the interests of the Holders of the Notes (including in respect of the Collateral pursuant to the Security Documents) following the occurrence and during the continuation of an Event of Default.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving material violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Company Indenture Party, any Subsidiary of a Company Indenture Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Company Indenture Party, any Subsidiary of a Company Indenture Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Company Indenture Party or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), joint venture interests, or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the date hereof, but excluding debt securities convertible or exchangeable into such equity.

“Event of Default” shall have the meaning specified in Section 9.01.

“Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Excess Proceeds” means, for the applicable Measurement Period, the following amounts of Net Proceeds from Alaska Tax Credits, Dispositions and/or Events of Loss received by Company Indenture Parties (i) with respect to the first Measurement Period commencing on the date hereof and ending on December 31, 2019, the sum of (A) fifty percent (50%) of the Net Proceeds (from all Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period, in excess of the first $5 million of Net Proceeds (from Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period, up to the first $15 million of Net Proceeds (from Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period plus (B) seventy percent (70%) of the Net Proceeds (from all Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period, in excess of the first $15 million of Net Proceeds (from Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period and (ii) with respect to each subsequent Measurement Period ending after December 31, 2019, the sum of (A) fifty percent (50%) of the Net Proceeds (from all Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period, in excess of the first $3 million of Net Proceeds (from Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period, up to the first $15 million of Net Proceeds (from Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period plus (B) seventy percent (70%) of the Net Proceeds (from all Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period, in excess of the first $15 million of Net Proceeds (from Alaska Tax Credits, Dispositions and/or Events of Loss) received during such Measurement Period.

“Excess Proceeds Offer” has the meaning set forth in Section 19.05(c).

“Excess Proceeds Offer Amount” has the meaning set forth in Section 19.05(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means SAExploration Acquisitions (U.S.), LLC, a Delaware limited liability company, and each Subsidiary thereof; provided, that (i) to constitute an Excluded Subsidiary, (A) such Excluded Subsidiary shall not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Company Indenture Party or any of their Subsidiaries (other than an Excluded Subsidiary), (B) the Excluded Subsidiary and its Subsidiaries do not have and do not thereafter incur any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any other Company Indenture Party or any of their Subsidiaries (other than another Excluded Subsidiary) and (C) the Excluded Subsidiaries shall not incur or otherwise be liable for any Indebtedness for borrowed money other than the Closing Date Acquisition Obligations and the Indebtedness described in the clause (d) of “Permitted Indebtedness” as defined in the Closing Date Loan Agreement in effect on the date hereof and (ii) upon payment in full in cash of the Closing Date Acquisition Obligations (other than any un-asserted contingent indemnification obligations), (x) there shall be no Excluded Subsidiaries permitted hereunder and (y) the Excluded Subsidiaries shall automatically be deemed to be Guarantors and Company Indenture Parties hereunder for all purposes (and Grantors under the Security Agreement) (without any further action of any party hereto other than to attach the signature page of the Excluded Subsidiaries hereto as Guarantors and to the Security Agreement, as Grantors), including without limitation, for all purposes under Article 7 hereof. For the avoidance of doubt, each Excluded Subsidiary shall be merged into a Company Indenture Party promptly (and, in any case, within thirty (30) days) after the date hereof.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Holder or required to be withheld or deducted from a payment to a Holder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Holder being organized under the laws of, or having its principal office or, in the case of any Holder, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Holder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Loan or Commitment or (ii) such Holder changes its lending office, except in each case to the extent that, pursuant to Section 20.01, amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its lending office, (c) Taxes attributable to such Holder’s failure to comply with Section 20.05 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of June 29, 2016 by and among the ABL Loan Agent, the Term Agent, the Existing Senior Noteholder Agent and the Additional Noteholder Agent (as defined therein) party thereto.

“Existing Senior Notes Indenture” means the Indenture dated as of July 27, 2016, as supplemented by that certain First Supplemental Indenture dated as of January 26, 2018, by and among the Company, the Guarantors, and Wilmington Savings Fund Society, FSB, as trustee and as noteholder collateral agent relating to the Company’s 10.000% Senior Notes due 2019.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“FATCA” means Section 1471 through 1474 of the IRC, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the IRC, any published intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation or rules adopted pursuant to such published intergovernmental agreements.

“Foreign Jurisdiction” means a jurisdiction that is not a federal, state, or local jurisdiction in the United States or any territories thereof.

“Foreign Holder” means a Holder that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of a Company Indenture Party that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary of a Company Indenture Party that is engaged in no material business activities other than the holding of Equity Interests in one or more Foreign Subsidiaries each of which is a controlled foreign corporation within the meaning of Section 957 of the IRC or other Foreign Subsidiary Holding Companies.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries or the Permitted Holders, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that as a result of a transaction or event or series of transactions or events, or the Company otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the Company’s Stock having the right to vote for the election of members of the Board of Directors;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely to the par value) as a result of which all of the shares of Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which all of the shares of Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that neither (1) a transaction or event or a series of transactions or events described in subclauses (A) or (B) in which the holders of all classes of the Company’s Stock immediately prior to such transaction or event or series of transactions or events own, directly or indirectly, more than 50% of all classes of Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction or event or series of transactions or events in substantially the same proportions as such ownership immediately prior to such transaction or event or series of transactions or events nor (2) any merger or consolidation of the Company solely for the purpose of changing its jurisdiction of incorporation within the United States that results in a reclassification, conversion or exchange of the outstanding Common Stock solely into shares of common stock of the surviving entity shall be a fundamental change pursuant to this clause (b) or clause (a) above;

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction or event or series of transactions or events described in clause (b)(2) above); or

(d) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed or quoted on any of the NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTCQX Market, or the OTCQB Market (or any of their respective successors) for a period of 5 consecutive Trading Days.

provided, however, that a transaction or event or series of transactions or events described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or event or series of transactions or events consists of shares of common stock that are listed or quoted on any of the NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTCQX Market, or the OTCQB Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible (subject to the provisions of Section 17.02) into such shares of common stock (and any rights attached thereto) and other applicable consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, all in accordance with the provisions of Article 17. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso in the immediately preceding sentence, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 18.01(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 18.01.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 18.01(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 18.01.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or filings in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than, to the extent excluded from the definition of “General Intangibles” under the Code, Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Geokinetics Acquisition” means the acquisition consummated in accordance with the Asset Purchase Agreement.

“Global Note” shall have the meaning specified in Section 1.2 of Appendix A.

“Goods” means goods (as that term is defined in the Code).

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” shall have the meaning specified in Section 7.01(a)(ii).

“Guarantors” means SAExploration, Inc., SAExploration Sub, Inc., NES, LLC, SAExploration Seismic Services (US), LLC, SAExploration Acquisitions (U.S.), LLC, and any additional Guarantors, and each of them is a “Guarantor”.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B) (A) of the Bankruptcy Code.

“Hedging Obligations” means any and all obligations or liabilities, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising of any Company Indenture Party or any of its/their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with a Bank Product Provider or another counterparty.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guarantying or intended to guaranty (whether directly or indirectly guarantied, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, the amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) with respect to contingent obligations, the maximum liability upon the occurrences of the contingency giving rise to the obligation; (iii) with respect to Hedging Obligations, the net amount payable, if any, by the specified Persons if such Hedging Obligations terminated at that time due to default by such Person; (iv) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (1) the fair market value of such assets at the date of determination; or (2) the amount of such Indebtedness of the other Person; (v) the maximum amount the Company and each other Company Indenture Party would become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, any Preferred Stock; (vi) the amount of the liability in respect thereof determined in accordance with GAAP, in the case of Indebtedness issued at a price that is less than the principal amount thereof; and (vii) the principal amount of the Indebtedness, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of FASB Accounting Standards Codification No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the ABL Loan Documents, the Term Documents or the Indenture Documents as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. Notwithstanding anything in this definition to the contrary, the term Indebtedness shall not include any liabilities attributable to existing or future operating leases to the extent such liabilities arise due to any change after January 1, 2017 in GAAP with respect to accounting for leases.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Company Indenture Party under any Indenture Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indenture Documents” means this Indenture, the Notes, the Security Documents, the Registration Rights Agreement, the Subsidiary Guarantees, and any other instrument or agreement entered into, now or in the future, by any Company Indenture Party or any of its Subsidiaries or the Collateral Trustee and/or Trustee in connection with the Indenture.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means any and all Patents, Patent License (as defined in the Security Agreement), Copyrights, Copyright License (as defined in the Security Agreement), Trademarks, Trademark License (as defined in the Security Agreement), trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, social media accounts and identifiers, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” has the meaning set forth in the Security Agreement.

“Intercompany Canadian Note” means the Amended and Restated Secured Promissory Note dated September 26, 2018, issued by SAExploration (Canada) Ltd. to SAExploration, Inc. in the original principal amount of U.S. $50,000,000, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercompany Indebtedness” means all Indebtedness between or among any one or more of the Company, the Company Indenture Parties, and any of their Subsidiaries, including, but not limited to, the Indebtedness evidenced by the Intercompany Notes.

“Intercompany Notes” means the Intercompany Canadian Note, the Intercompany Subordinated Note and any other intercompany notes now owned or hereafter acquired by any of the Company Indenture Parties and all certificates, instruments or agreements evidencing the Intercompany Notes and such other intercompany notes, and all assignments, amendments, amendments and restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement with respect to the Intercompany Subordinated Note and any other debt between or among any one or more of the Company Indenture Parties and any of their Subsidiaries, dated as of even date hereof, executed and delivered by each Company Indenture Party, each of their Subsidiaries, the Term Agent, the ABL Loan Agent and, the Trustee and/or the Collateral Trustee, the form and substance of which is reasonably satisfactory to the Required Holders.

“Intercompany Subordinated Note” means the Fourth Amended and Restated Global Intercompany Note dated as of the date hereof, issued by the Company Indenture Parties and each of their direct Subsidiaries, evidencing the intercompany Indebtedness among them from time to time and at any time outstanding, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of even date hereof by and among the ABL Loan Agent, the Term Agent, the Collateral Trustee and/or Trustee (and any other creditors party thereto from time to time), and acknowledged, consented to by the Company Indenture Parties, as amended, restated and/or otherwise modified from time to time.

“Interest Payment Date” means each March 15, June 15, September 15, and December 15 of each year, beginning on December 15, 2018.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guaranties, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business not to exceed $500,000 in the aggregate during any fiscal year of the Company, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) all other Equity Interests (whether or not classified as investment property under the Code) (including Equity Interests in any Excluded Subsidiary held by a Company Indenture Party).

“IRC” means the Internal Revenue Code of 1986, as amended.

“Issue Date” means the date of this Indenture.

“Junior Indebtedness” means Indebtedness that is subordinated and junior in right of payment to the Obligations pursuant to a subordination agreement in form and substance satisfactory to Trustee, the Collateral Trustee and Required Holders.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Requirements” means, as to any Person, the organizational documents of such Person, and any governmental treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“LTIP” means the Company’s 2018 Long-Term Incentive Plan.

“Make-Whole Fundamental Change” means any transaction or event that occurs prior to the Maturity Date and constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to subclause (1) of the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 17.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company Indenture Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Company Indenture Party or any of its Subsidiaries to perform its obligations under the Indenture Documents to which it is a party or of the Collateral Trustee’s and/or Trustee’s ability to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the enforceability or priority of the Collateral Trustee’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Company Indenture Party or its Subsidiaries, or (d) any claim against any Company Indenture Party or its Subsidiaries or written threat of material litigation which if determined adversely to any Company Indenture Party or any of its Subsidiaries, would result in the occurrence of an event described in clauses (a), (b) or (c) above.

“Material Contract” means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 per year or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary), and, (ii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” means September 26, 2023.

“Measurement Period” means the applicable twelve month period ending on December 31 of each calendar year provided that the first Measurement Period ending after the date hereof shall commence on the date hereof and end on December 31, 2019.

“Merger Event” shall have the meaning specified in Section 17.07(a).

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

“Net Equity Proceeds” means an amount equal to any cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, the Company, in each case net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses and underwriter, arranger and placement agent fees and expenses.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person on account of Alaska Tax Credits or making a Disposition as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) all of the costs and expenses (including legal, accounting and financial advisor fees and commissions) reasonably incurred in connection with such Disposition excluding amounts payable to the Company or any Affiliate of the Company (other than any Holder or Permitted Holder), (ii) sale, use or other transaction Taxes paid or payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on account at the ABL Loan Obligations, the Term Loan Obligations or any other Permitted Indebtedness secured by a Lien on the asset which is the subject of such Disposition (other than Indebtedness subordinated to the Obligations contractually or otherwise), (iv) income Taxes or gains (whether imposed on a Company Indenture Party or, if such Company Indenture Party is treated as a pass-through or disregarded entity for federal and state income Tax purposes or is a member of any consolidated, affiliated or unitary group, distributions pursuant to the paragraph (a) of the definition of Permitted Distributions), and (v) the amount of cash reserves or escrows established in connection with purchase price adjustments and retained liabilities; provided, however, when such cash or escrow is released to a Company Indenture Party or one of its Subsidiaries or their designees, the amount so released shall be deemed to be Net Proceeds hereunder at such time, (b) in the event of an Event of Loss, (i) all money actually applied to replace, repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with (x) the collection of such proceeds, award or other payments and (y) the replacement, repair or reconstruction of such property (including legal, accounting and financial advisor fees), (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments and (iv) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on account at the ABL Loan Obligations, the Term Loan Obligations or any other Permitted Indebtedness secured by a Lien on the asset which is the subject of such Disposition (other than Indebtedness subordinated to the Obligations contractually or otherwise) and (c) in the case of the Alaska Tax Credits, (i) all of the costs and expenses reasonably incurred in connection with processing the Alaska Tax Credits and (ii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on account at the ABL Loan Obligations, the Term Loan Obligations or any other Permitted Indebtedness secured by a Lien on the asset which is the subject of such Disposition (other than Indebtedness subordinated to the Obligations contractually or otherwise).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 26, 2018, by and among the Company, the Guarantors party thereto and the purchasers thereto.

“Note Register” shall have the meaning specified in Section 4.02(a).

“Notice of Conversion” shall have the meaning specified in Section 17.02(b).

“Obligations” means (a) obligations of the Company and the other Company Indenture Parties from time to time to pay (and otherwise arising under or in respect of the due and punctual payment of) (i) principal, interest (including Additional Interest and interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such proceeding) and all other obligations of the Company and the other Company Indenture Parties under this Indenture, the Notes issued hereunder and the other Indenture Documents (including, without limitation, any applicable premium) when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the other Company Indenture Parties under this Indenture, the other Indenture Documents, the Note Purchase Agreement and the Intercreditor Agreement, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company and the other Company Indenture Parties under or pursuant to this Indenture, the other Indenture Documents, the Note Purchase Agreement and the Intercreditor Agreement.

“Observation Period” with respect to any Note surrendered for conversion means: (i) with respect to any Conversion Date occurring on or after the 25th Scheduled Trading Day prior to the Maturity Date of the Notes, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Maturity Date (or if such day is not a Trading Day, the next succeeding Trading Day); (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 19.02 and prior to the relevant Redemption Date (even if the relevant Conversion Date occurs on or after the 25th Scheduled Trading Day prior to the Maturity Date of the Notes), the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date, and (iii) in all other instances, the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date in respect of such Notes.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee, and, when applicable, the Collateral Trustee, and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 21.05 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.07 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee, that is delivered to the Trustee, and, when applicable, the Collateral Trustee. Each such opinion shall include the statements provided for in Section 21.05 if and to the extent required by the provisions of such Section 21.05.

“Optional Redemption” means a Conversion Price Trigger Redemption.

“Other Connection Taxes” means, with respect to any Holder, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Indenture Document, or sold or assigned an interest in any Indenture Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Indenture Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Patents” has the meaning set forth in the Security Agreement.

“Paying Agent” shall have the meaning specified in Section 4.02(a).

“Permitted Affiliate Transactions” means the following:

(a) any employment agreement, employee benefit plan, equity incentive plan, employee stock ownership plan, officer or director indemnification agreement, compensation agreement or arrangement, customary benefit programs or arrangements for employees, officers or directors (including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans) or any similar agreement or arrangement authorized by the applicable Board of Directors and entered into by any Company Indenture Party in the ordinary course of business and payments pursuant thereto;

(b) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of directors or officers of Company Indenture Parties;

(c) loans or advances to employees for employment-related expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding;

(d) transactions between or among the Company Indenture Parties, and so long as no Event of Default has occurred and is continuing, and to the extent not otherwise prohibited by this Indenture, transactions between or among Company Indenture Parties, on the one hand, and their Subsidiaries, on the other hand, other than the transfer of assets from a Company Indenture Party to a non-Company Indenture Party, unless otherwise expressly permitted hereunder;

(e) Permitted Indebtedness described in clauses (a), (i), (j), and (q) of the definition thereof;

(f) [Intentionally Omitted];

(g) Permitted Investments;

(h) to the extent otherwise permitted, any transactions between the Company or any Subsidiary of the Company and any Person, a director of which is also a director of the Company or a Subsidiary; provided, that such director abstains from voting as a director of the Company or the Subsidiary, as applicable, in connection with the approval of the transaction; and

(i) Permitted Dispositions.

“Permitted Discretion” means a determination made in the exercise of the good faith judgment of the Trustee, the Collateral Trustee or the Required Holders, as applicable (from the perspective of a secured lender). For the purposes of this Indenture, acting on advice of counsel shall be deemed to be exercising good faith judgment.

“Permitted Dispositions” means:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business;

(b) sales of Inventory to buyers in the ordinary course of business;

(c) the granting of Permitted Liens;

(d) the making of a Permitted Distribution or other disposition that is expressly permitted pursuant to Section 5.16 of this Indenture;

(e) the making of a Permitted Investment;

(f) sales, leases, conveyances or other dispositions of assets between or among the Company Indenture Parties;

(g) the abandonment or relinquishment of assets, the waiver of contract rights or the settlement, release or surrender or contract, tort or other claims, in each case, in the ordinary course of business;

(h) dispositions pursuant to condemnation or similar involuntary dispositions initiated by a Governmental Authority for consideration;

(i) [Intentionally Omitted];

(j) sales, assignments or other dispositions of assets not otherwise provided for in clauses (a) through (h); provided that the Excess Proceeds from such sales, assignments and/or dispositions are reinvested or offered to be applied (and applied if such offer is accepted) or otherwise used, in each case, in accordance with Section 19.05 hereof; or

(k) the sale or other dispositions of Alaska Tax Credits in an arm’s length transaction for fair value as determined by the applicable Company Indenture Party in its reasonable business judgment; provided that the Excess Proceeds from such dispositions are reinvested or offered to be applied (and applied if such offer is accepted) or otherwise used, in each case, in accordance with Section 19.05 hereof.

“Permitted Distributions” means, to the extent permitted by law, the following distributions or dividends:

(a) distributions by a Company Indenture Party or its Subsidiaries to any direct or indirect parent entity of any consolidated, affiliated or unitary group of which such Company Indenture Party is a member in an amount sufficient to pay taxes imposed on such parent under applicable law to the extent attributable to the income or operations of such Company Indenture Party or Subsidiary or their respective Subsidiaries; provided, that such parent entity is a Company Indenture Party or a Subsidiary of a Company Indenture Party;

(b) [Intentionally Omitted];

(c) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of any Company Indenture Party that is contractually subordinated to the Obligations with the net cash proceeds from or in exchange for a substantially concurrent incurrence of Refinancing Indebtedness;

(d) so long as no Default or Event of Default shall have occurred and be continuing, the payment of (i) any payments permitted pursuant to Section 5.07, (ii) fees and expenses described in subsection (b) of the definition of “Permitted Affiliate Transactions”, (iii) the payment of any dividend (or, in the case of any partnership, limited liability company, or other Person, any similar distribution) by a Company Indenture Party or a Subsidiary of any Company Indenture Party to any other Company Indenture Party and (iv) other payments in an amount not to exceed $50,000 per year;

(e) so long as no Default or Event of Default shall have occurred and be continuing, the payments required to be made in accordance with the terms of the LTIP;

(f) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of Equity Interests deemed to occur upon the exercise of stock options or other equity awards to the extent such Equity Interests represent a portion of the exercise price of those stock options or other equity awards and any repurchase or other acquisition of Equity Interests made in lieu of or to satisfy withholding or similar Taxes in connection with any exercise or exchange of stock options, warrants, equity incentives, other equity awards or other rights to acquire Equity Interests;

(g) [Intentionally Omitted];

(h) payments of cash, dividends, distributions, advances or other Restricted Payments by any Company Indenture Party or any Subsidiary of a Company Indenture Party to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of warrants, stock options, awards under equity incentive plans or similar securities or (ii) the conversion or exchange of Capital Stock of any such Person or the conversion or exchange of Indebtedness of any such Person that is convertible into or exchangeable for Capital Stock of such Person; and

(i) upon payment in full in cash of all the Term Loan Obligations and termination of the Term Documents, so long as no Default or Event of Default shall have occurred and be continuing, Company may issue dividends on account of its Common Stock.

“Permitted Holder” means any of (a) Whitebox Advisors LLC, Highbridge Capital Management, LLC or Blue Mountain Capital Management LLC; (b) any other Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and/or notes and similar extensions of credit in the ordinary course and is administered, advised or managed by (i) any Person described in clause (a) of this definition of Permitted Holder; or Affiliate thereof, or (ii) an entity or Affiliate of an entity that administers, advises or manages any Person described in clause (a) of this definition of Permitted Holder; or Affiliate thereof, (c) any fund or investment vehicle that is managed by the same entity that manages a Person described in clause (a) of this definition of Permitted Holder; or (d) a Related Party.

“Permitted Indebtedness” means:

(a) Indebtedness evidenced by the Notes, this Indenture or the other Indenture Documents;

(b) Indebtedness in existence on the Issue Date and any Refinancing Indebtedness in respect of such Indebtedness;

(c) Unsecured Indebtedness, provided, that (i) no Event of Default has occurred and is continuing, or would occur after incurring such unsecured Indebtedness and (ii) such Indebtedness does not mature or have scheduled amortization payments of principal or any other scheduled payments of principal (or obligations to redeem the principal amounts of notes) and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Obligations), in each case prior to ninety-one (91) days after the Maturity Date, at the time such Indebtedness is incurred;

(d) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(e) endorsement of instruments or other payment items for deposit;

(f) the incurrence by any Company Indenture Party or any of its/their Subsidiaries of Hedging Obligations that are not prohibited under this Indenture and incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Company Indenture Party’s and its/their Subsidiaries’ operations and not for speculative purposes;

(g) Indebtedness incurred in respect of Bank Products other than pursuant to Hedge Agreements;

(h) Indebtedness constituting Permitted Investments;

(i) the incurrence by the Company or any other Company Indenture Party of Intercompany Indebtedness between or among Company Indenture Parties and/or any of their Subsidiaries; provided, however, that:

(i) such parties thereto are parties to the Intercompany Subordination Agreement;

(ii) if any Company Indenture Party is the obligor on such Indebtedness and the payee is not another Company Indenture Party, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due;

(iii) any (aa) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed by a Company Indenture Party to a person other than a Company Indenture Party or a Subsidiary of any Company Indenture Party, or (bb) sale or other transfer of any such Indebtedness to a Person that is not a Company Indenture Party or Subsidiary of a Company Indenture Party will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Company Indenture Party that was not permitted by this clause (i); and

(iv) such Intercompany Indebtedness is permitted under the Term Credit Agreement and the ABL Credit Agreement;

(j) the issuance by the Company to any other Company Indenture Party or a Subsidiary of a Company Indenture Party of Permitted Preferred Stock; provided, however, that any:

(i) subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than a Company Indenture Party or Subsidiary of a Company Indenture Party,

(ii) sale or other transfer of any such Preferred Stock to a Person that is not either a Company Indenture Party or Subsidiary of a Company Indenture Party, or

(iii) issuance prohibited by the Term Documents or the ABL Documents, in each case, will be deemed, to constitute an issuance of such Preferred Stock that was not permitted by this clause (j);

(k) the Guaranty by any Company Indenture Party of Indebtedness of a Company Indenture Party or Subsidiary of a Company Indenture Party that was permitted to be incurred by such Company Indenture Party pursuant to Section 5.01 or another provision of this definition; provided, that if the Indebtedness being guarantied is subordinated to or pari passu with the Obligations, then the Subsidiary Guarantee shall be subordinated or pari passu, as applicable, to other Indebtedness of the Guarantor to the same extent as the Indebtedness guarantied;

(l) the incurrence by any Company Indenture Party in the ordinary course of business of Indebtedness in favor of insurers, bond companies, and other direct counterparties in respect of workers’ compensation claims, insurance contracts, self-insurance obligations, bankers’ acceptances, performance and surety bonds and other similar guaranties of obligations not constituting Indebtedness;

(m) the incurrence by a Company Indenture Party or its Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is less than $500,000 and is covered within five Business Days following receipt by Company Indenture Party or such Subsidiary of notice or such event;

(n) letters of credit or bank guaranties issued in the ordinary course of business and consistent with past practice, not supporting Indebtedness, and having an aggregate face amount (for all of such outstanding letters of credit and bank guaranties) not to exceed $3,000,000 outstanding at any time;

(o) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of self-insurance, bid, performance, surety and similar bonds issued for the account of the Company and any of its Subsidiaries existing on the Issue Date or otherwise incurred in the ordinary course of business, including guarantees and obligations of the Company or any of its Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for borrowed money);

(p) any Indebtedness equal to amounts advanced to a Company Indenture Party in connection with the monetization of Alaska Tax Credits, in an amount not to exceed the amount of such Alaska Tax Credit(s), and secured exclusively by a Permitted Tax Credit Lien; provided, that all amounts received in connection with the monetization of Alaska Tax Credits, including, without limitation, the net cash proceeds from the Indebtedness incurred pursuant to this clause (p), shall be offered to be reinvested or applied (and applied if such offer is accepted) or otherwise used, in each case, in accordance with Section 19.05 hereof;

(q) (A) Indebtedness evidenced by the Term Documents, provided that (i) the aggregate principal amount of the Term Loan Obligations shall not exceed $29,000,000 (not including any accrued interest added to principal) and (ii) all principal payments (whether, voluntary, mandatory, regularly scheduled or otherwise) on account of the Term Loan Obligations after the date hereof shall permanently reduce such cap, dollar for dollar, and none of such amounts (or any other amounts) can be reborrowed under the Term Documents; (B) Indebtedness evidenced by the ABL Documents, in each case, to the extent not prohibited by the Intercreditor Agreement; and (C) (i) Refinancing Indebtedness in respect of the Term Loan Obligations (subject in the case of the Term Loan Obligations, to the cap in subclause (A) of this clause (q)) and (ii) any Refinancing Indebtedness in respect of the ABL Obligations but subject to the provisions of the Intercreditor Agreement;

(r) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate amount at any time outstanding pursuant to this clause (r), including all permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (r), not to exceed $3,000,000 (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

(s) [Intentionally Omitted];

(t) Junior Indebtedness, provided that (i) no Event of Default has occurred and is continuing, or would occur after such Indebtedness is incurred and (ii) such Indebtedness does not mature or have scheduled amortization payments of principal or any other scheduled payments of principal (or obligations to redeem the principal amounts of notes) and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Obligations), in each case prior to ninety-one (91) days after the Maturity Date, at the time such Indebtedness is incurred;

(u) [Intentionally Omitted];

(v) the Closing Date Acquisition Obligations provided that such Closing Date Acquisition Obligations shall be paid in full in cash on or about the date hereof from the proceeds of the Notes (directly or indirectly); and

(w) Indebtedness outstanding under the Existing Senior Notes Indenture (and the related note guarantees), provided, however, that (i) the principal amount of Notes outstanding under the Existing Senior Notes Indenture shall not exceed $7,000,000 at any time (and such amount shall be permanently reduced by the amount of any principal payment, purchase or redemption on or after the date hereof) and (ii) such Indebtedness is subject to the Existing Intercreditor Agreement, provided, that the accrual of interest or dividends on Permitted Preferred Stock, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock in the form of additional shares of the same class of Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Prohibited Preferred Stock;

“Permitted Investments” means:

(a) Investments in Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of Goods or services in the ordinary course of business;

(d) Investments existing on, or made pursuant to binding commitments existing on the Issue Date;

(e) Investments resulting from entering into agreements relative to Indebtedness that is permitted under clause (f) or (i) of the definition of Permitted Indebtedness;

(f) any Investment in the Company or a Company Indenture Party;

(g) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Company Indenture Party, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes;

(h) funds expended on goods, deposits, and related items in the ordinary course of business in connection with services to be provided by a Company Indenture Party to its customer, and for which such customer is required to reimburse such Company Indenture Party;

(i) Investments in an Excluded Subsidiary solely to the extent constituting (i) (x) an assignment of the Asset Purchase Agreement or (y) the assets acquired, or the right to acquire the assets, pursuant to the Geokinetics Acquisition and (ii) cash in an amount equal to the Closing Date Acquisition Obligations outstanding when the Notes are issued and a portion of the Net Proceeds from such issuance are used to repay such Closing Date Acquisition Obligations in full in cash;

(j) any Investment by any Foreign Subsidiary in any other Foreign Subsidiary or any Person, if as a result the Person becomes a Foreign Subsidiary or the Person is merged or consolidated with or into a transfer or conveyance of all or substantially all of its assets to, or is liquidated into, any Foreign Subsidiary;

(k) other Investments in an aggregate amount per Fiscal Year not to exceed $2,000,000, provided, that, (i) the unused portion of the basket for any Fiscal Year (not including any amount carried forward from any previous Fiscal Year) may be carried forward one year and (ii) all Investments made pursuant to this clause (k) in any Fiscal Year shall be deemed first applied to the investment basket for such Fiscal Year (not including any amounts carried forward from the previous Fiscal Year) and second to any amount carried-forward, if any, from the previous Fiscal Year; and

(l) Investments in the amount of the Available Equity Amount.

For the avoidance of doubt, Permitted Investments shall not include any Investments by the Company or its Subsidiaries (other than an Excluded Subsidiary) in an Excluded Subsidiary other than as set forth in clause (i) of this definition or as required by Section 4.19.

“Permitted Liens” means:

(a) Liens granted to, or for the benefit of, the Collateral Trustee to secure the Obligations;

(b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests;

(c) judgment Liens and notices of lis pendens arising solely as a result of the existence of lawsuits, judgments, orders, or awards that do not constitute an Event of Default under Section 9.01(e)(v); provided that adequate reserves have been made therefor;

(d) Liens existing on the Issue Date;

(e) the interests of lessors under operating leases and non-exclusive licensors under license agreements entered into in the ordinary course of business;

(f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;

(g) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(h) Liens securing the Junior Indebtedness so long as such Liens are subordinated to the Liens securing the Obligations pursuant to a subordination agreement, in form and substance satisfactory to the Trustee, the Collateral Trustee and Required Holders;

(i) Liens in favor of any Company Indenture Party on the assets of (i) any non-Company Indenture Party, or (ii) a Company Indenture Party;

(j) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests;

(k) Liens on amounts deposited to secure a Company Indenture Party’s obligations in connection with worker’s compensation or other unemployment insurance;

(l) Liens on amounts deposited to secure a Company Indenture Party’s reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business;

(m) Liens securing Indebtedness under the ABL Documents and the Term Documents, in each case, subject to the terms of the Intercreditor Agreement;

(n) Liens on cash collateral for Hedging Obligations not to exceed the amount of such Hedging Obligations, to the extent such Hedging Obligations are permitted hereunder;

(o) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or improvements or accessions that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(p) any extension, renewal or replacement, in whole or in part of any Lien described above in this definition of “Permitted Liens” (other than Liens described in clause (a) of this definition of “Permitted Liens”); provided, that any such extension, renewal or replacement does not extend to any additional property or assets (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(q) Liens securing Indebtedness under clause (n) of the definition of Permitted Indebtedness;

(r) Liens on any property in favor of a Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

(s) Liens encumbering deposits delivered to a Person to secure obligations arising from statutory, regulatory, contractual or warranty requirements incurred in the ordinary course of business;

(t) Liens on the assets of (i) any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary to the extent permitted hereunder or (ii) any Excluded Subsidiary securing Indebtedness of any Excluded Subsidiary;

(u) any Permitted Tax Credit Lien;

(v) Liens securing the Indebtedness permitted under clause (o) in the definition of “Permitted Indebtedness” hereunder;

(w) other Liens securing Indebtedness not for borrowed money in an aggregate amount not to exceed $2,000,000; and

(x) Liens granted or otherwise arising under the Asset Purchase Agreement by and between Fairfield Industries Incorporated d/b/a FairfieldNodal and SAExploration Acquisitions (U.S.), LLC (as successor in interest to Geokinetics, Inc. and Geokinetics USA, Inc.), dated April 16, 2018, as in effect on the date hereof; provided that such Lien attaches only to the assets described therein.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by the Company (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of the Company or any other Company Indenture Party or any of their respective Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment; provided, that (a) a reserve with respect to such obligation is established on the Books and Records of the Company, such other Company Indenture Party or such Subsidiary in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Company, Company Indenture Party or Subsidiary, as applicable, in good faith, (c) while any such protest is pending, there is no impairment of the enforceability, validity, or priority (except as resulting from operation of law) of any of the Collateral Trustee’s Liens, and (d) with respect to Liens of any Company Indenture Party’s subcontractors and suppliers, the Lien does not constitute a default under the Material Contract between such Company Indenture Party and its customer relating thereto.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the date hereof in an aggregate principal amount outstanding at any one time not in excess of $2,000,000.

“Permitted Tax Credit Lien” means a Lien on the rights of any Company Indenture Party in or to any Alaska Tax Credit to secure the Indebtedness described in subsection (p) of the definition of Permitted Indebtedness.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 17.02(k).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.05 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Ship Mortgage” means that certain Preferred Ship Mortgage executed by SAExploration Seismic Services (US), LLC in favor of Collateral Trustee, dated as of even date hereof, as amended, restated, modified and/or supplemented in accordance with the provisions hereof.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Pro Rata Share” means as to any Holder, at the relevant date of determination, the fraction (expressed as a percentage), the numerator of which is the principal amount of the Notes held by such Holder and the denominator of which is the aggregate outstanding principal amount of the Notes held by all Holders.

“Proceeds” has the meaning specified therefor in the definition of “Collateral”.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 19.02(a).

“Redemption Notice” shall have the meaning specified in Section 19.02(a).

“Redemption Price” means the Conversion Price Trigger Redemption Price.

“Registrar” shall have the meaning specified in Section 4.02(a).

“Reference Property” shall have the meaning specified in Section 17.07(a).

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Collateral Trustee, Trustee and/or Holders,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Collateral Trustee, the Trustee and the Holders as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 26, 2018, among the Company and the Holders, as amended from time to time in accordance with its terms.

“Regular Record Date,” with respect to any Interest Payment Date, means the March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15, June 15, September 15 or December 15 Interest Payment Date, respectively.

“Related Party” means:

(a) any controlling stockholder, 80% or more (based on voting power) owned Subsidiary, or immediate family member (in the case of an individual) of a Person described in clause (a) of the definition of Permitted Holder; or

(b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Persons described in clause (a) of the definition of Permitted Holder.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post- remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Required Holders” means, at any applicable time, Holders owning more than 50% of the aggregate outstanding principal amount of the Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payments” has the meaning specified therefor in Section 5.16(d).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Parties” means, collectively, the Collateral Trustee, the Trustee and the Holders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Pledge and Security Agreement dated as of even date hereof by and among the Collateral Trustee and the Company Indenture Parties, as amended, restated, modified and/or supplemented in accordance with the provisions hereof.

“Security Documents” means the Security Agreement, the Preferred Ship Mortgage, intellectual property security agreements, Control Agreements and all other security and/or other collateral documents entered into in connection with the Indenture and the Notes, as amended, restated, modified and/or supplemented in accordance with the provisions hereof.

“Settlement Amount” has the meaning specified in Section 17.02(k)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 17.02(k)(i).

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Accounting Standards Codification No. 450).

“Stated Maturity” means, with respect to any installment of interest or principal of any Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3al1-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 17.04(c).

“Stock Price” shall have the meaning specified in Section 17.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 14.01(a).

“Successor Company Indenture Party” shall have the meaning specified in Section 14.02(a).

“Subsidiary Guarantee” means the joint and several guarantee pursuant to Article 7 hereof by a Guarantor of the Obligations.

“Supermajority Holders” means, at any applicable time, Holders owning more than 66 2/3% of the aggregate outstanding principal amount of the Notes.

“Taxes” means all present and future taxes, levies, imposts, duties, fees, assessments, deductions, withholding (including backup withholding) or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar additions with respect thereto.

“Term Agent” means Delaware Trust Company, as collateral agent and administrative agent for Term Lenders under the Term Documents, including such Person’s successors and assigns.

“Term Credit Agreement” means that certain Term Loan and Security Agreement dated June 29, 2016 between Company, as borrower, the other Company Indenture Parties as guarantors, Term Lenders, and Term Agent, as amended by that certain Amendment No. 1 to Term Loan and Security Agreement dated as of October 24, 2016, that certain Amendment No. 2 to Term Loan and Security Agreement dated as of September 8, 2017, and that certain Amendment No. 3 to Term Loan and Security Agreement, dated as of February 28, 2018, Amendment No. 4 to the Term Loan and Security Agreement, dated as of July 25, 2018, and as further amended, restated, modified or supplemented from time to time in accordance with (or not prohibited by) the Intercreditor Agreement.

“Term Documents” means the Term Credit Agreement and any other loan or security documents executed in connection therewith, each as amended, restated, modified or supplemented from time to time in accordance with the Intercreditor Agreement.

“Term Lenders” means the lenders from time to time party to the Term Credit Agreement, and Term Agent, as agent.

“Term Loan Obligations” means all principal, interest, and other obligations owing under the Term Documents.

“Trademarks” has the meaning set forth in the Security Agreement.

“Trading Day” means (x) for purposes of determining Settlement Amounts pursuant to Section 17.02 only, a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Capital Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Capital Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading or traded or (y) except for purposes of determining Settlement Amounts pursuant to Section 17.02, a day during which trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is listed for trading and a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market. For purposes of both clause (x) and (y), if the Common Stock (or other such security) is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“United States” means the United States of America.

“URL” means “uniform resource locator,” an internet web address.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

“Trigger Event” shall have the meaning specified in Section 17.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 17.07(a).

“Valuation Period” shall have the meaning specified in Section 17.04(c).

“Warrants” shall have the meaning specified in Section 17.01.

Section 1.02. Rules of Construction.

Unless the context otherwise requires

(a) a term defined in Section 1.01 has the meaning assigned to it therein;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(g) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(h) “including” means including without limitation;

(i) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(j) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments, restatements and other modifications to such agreements or instruments, but only to the extent such amendments, restatements and other modifications are not prohibited by the terms of this Indenture.

Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Whenever used herein, the term “financial statements” shall include the footnotes and schedules thereto. Whenever the term “the Company” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Company and its respective Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

Section 1.04. Code. Any terms used in this Indenture that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein. The meaning of any term defined herein by reference to the Code will not be limited by reason of any limitation set forth on the scope of the Code, whether under Section 9-109 of the Code, by reason of federal preemption or otherwise.

Section 1.05. Construction.

(a) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Except as expressly provided otherwise herein, any reference herein or in any other Indenture Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds of all of the Obligations (including the payment of any fees, costs and expenses of the Trustee and the Collateral Trustee that have accrued irrespective of whether demand has been made therefor) other than unasserted contingent indemnification Obligations.

(b) Subject to Section 11.03, any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Indenture Document shall be satisfied by the transmission of a Record. References herein to any statute or any provision thereof include such statute or provision (and all rules, regulations and interpretations thereunder) as amended, revised, re-enacted, and /or consolidated from time to time and any successor statute thereto.

Section 1.06. Schedules, Exhibits and Annexes. All of the schedules, exhibits and annexes attached to this Indenture shall be deemed incorporated herein by reference.

Section 1.07. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to this Indenture or the Registration Rights Agreement. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Designation and Amount. The Notes shall be designated as the “6.00% Senior Secured Convertible Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $60,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder. The Notes shall be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02. Form of Notes.

(a) The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(c) Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Section 2.03. Execution, Authentication and Delivery of Notes.

(a) The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver to the Trustee for authentication (i) Notes for original issue in an aggregate principal amount of $60,000,000, and (ii) any Notes issued in exchange or replacement for the foregoing Notes in accordance with this Indenture, executed by the Company, in each case, together with a Company Order for the authentication and delivery of such Notes and an Officers’ Certificate and an Opinion of Counsel. The Trustee in accordance with such Company Order and upon receipt of an Officers’ Certificate and an Opinion of Counsel shall authenticate and deliver such Notes, without any further action by the Company hereunder.

(c) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes in accordance with Section 21.10. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(d) Each Note shall be dated the date of its authentication.

(e) Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

(f) Provisions relating to the Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.

Section 2.04. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) Upon surrender for registration of transfer of any Note to the Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.04, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

(c) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged to the Note Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Notes to which the Holder making the exchange.

(d) All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company and the Trustee as Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

(e) No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

(f) None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes, or a portion of any Note, surrendered for conversion in accordance with Article 17, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 18 or (iii) any Notes, or a portion of any Note, selected for redemption in accordance with Article 19.

(g) All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note), other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes.

(a) In case any Note shall become mutilated or be destroyed, lost or stolen, and the Trustee and the Registrar receive evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee, and any Agent from any loss that any of them may suffer if a Note is replaced. The Holder shall also furnish to the Company, the Trustee and any Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereto. No service charge shall be imposed on the Holder by the Company, the Trustee, the Note Registrar, or any Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(b) In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and any Agent from any loss that any of them may suffer if a Note is paid or converted together with evidence satisfactory to the Company, the Trustee and any Agent of the destruction, loss or theft of such Note and of the ownership thereof.

(c) Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.06. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee or any authenticating agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.06 as not outstanding as follows:

(i) Notes theretofore canceled or accepted by the Trustee for cancellation pursuant to Section 2.08;

(ii) Notes, or portions thereof that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(iii) Notes that have been paid pursuant to Section 4.01;

(iv) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.05 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(v) Notes converted pursuant to Article 17 and required to be cancelled pursuant to Section 2.08;

(vi) Notes repurchased pursuant to Article 18 and required to be cancelled pursuant to Section 2.08; and

(vii) Notes redeemed by the Company pursuant to Article 19 and required to be cancelled pursuant to Section 2.08;

(b) A Note does not cease to be outstanding because the Company or a Subsidiary of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 11.06 or Section 19.05.

Section 2.07. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.08. Cancellation. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be accepted by and canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures.

Section 2.09. Interest; Defaulted Interest. Date and Denomination of Notes; Payments.

(a) Each Note shall bear interest from the date specified on the face of such Note.

(b) Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable through the Paying Agent at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable through the Paying Agent by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay through the Paying Agent interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Paying Agent not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s U.S. dollar account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Paying Agent to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 20 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than five days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.09(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be practicable and in accordance with terms hereof.

(iii) The Trustee will have no duty whatsoever to determine whether any Defaulted Amounts are payable or the amount thereof.

Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

Satisfaction and Discharge

This Indenture and the other Indenture Documents shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall, as directed by the Company in writing, execute proper instruments acknowledging satisfaction and discharge of this Indenture and the other Indenture Documents, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted ) have been delivered to the Trustee for cancellation; or (ii) all outstanding Notes have become due and payable, or will become due and payable within 60 days by reason of the mailing of a notice of Optional Redemption or otherwise, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, or otherwise, and the Company or any Guarantor has irrevocably deposited with the Trustee cash sufficient to pay all of the outstanding Notes and all other Obligations then or so to become due and payable; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture and the other Indenture Documents, Section 4.02 (Maintenance of Office or Agency), Section 4.03 (Provisions as to the Paying Agent), Section 8.02 (Preservation and Disclosure of Holder Lists), Section 10.02 (Reliance on Documents, Opinions, Etc.), Section 10.08 (Eligibility of Trustee), Section 10.09 (Resignation and Removal of Trustee) Section 21.04 (Governing Law; Jurisdiction), Section 21.14 (Calculations) and this Article 3 shall survive any discharge of this Indenture and the other Indenture Documents until such time as all payments in respect of the Notes have been paid in full and there are no Notes outstanding; provided, however, that Section 10.06 (Compensation and Expenses of Trustee) shall also survive after the Notes are paid in full and there are no Notes outstanding.

ARTICLE 4

Affirmative Covenants of the Company

So long as any of the Notes remain outstanding, each Company Indenture Party agrees to, and agrees to cause its Domestic Subsidiaries to, unless the Required Holders shall otherwise consent in writing, comply with the following covenants:

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Redemption Price of (if applicable), and accrued and unpaid interest (including any Additional Interest) on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Note.

Section 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency in the contiguous United States where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment or repurchase (“Paying Agent”), for conversion (“Conversion Agent”) or for transfer or exchange (“Transfer Agent”) and where notices and demands to or upon the Company or the Guarantors in respect of the Notes, the Subsidiary Guarantees and this Indenture may be served. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent, the term “Conversion Agent” includes any additional conversion agent and the term “Transfer Agent” includes any additional transfer agent. Any Agent may be an Affiliate of the Trustee or of any other Agent. The Company may change any Registrar, Paying Agent, Conversion Agent or Transfer Agent, without prior notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent, Conversion Agent or Transfer Agent, the Trustee shall act as such. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or Agent. The Company or any of its Subsidiaries may act as Registrar, Paying Agent, Conversion Agent or Transfer Agent.

(b) The Company hereby initially appoints the Trustee as the Registrar, Paying Agent, Conversion Agent, Transfer Agent and Custodian and the Corporate Trust Office of the Trustee as the office or agency in the contiguous United States of America, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company and the Guarantors in respect of the Notes, the Subsidiary Guarantees and this Indenture may be served.

Section 4.03. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.03:

(b) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest (including Additional Interest) on, the Notes in trust for the benefit of the Holders of the Notes;

(i) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(ii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(c) The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(d) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable; provided that the Company shall not act as Paying Agent upon the occurrence and continuance of an Event of Default.

(e) Anything in this Section 4.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.03, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(f) To the extent that the Paying Agent receives any amounts pursuant to this Section 4.03 and such amounts are remitted to the Holders, the Trustee and the Paying Agent shall have no further obligations with respect thereto. Each Holder of a Note or a beneficial interest therein by its acceptance thereof agrees that if any amounts received by it are determined to be in contravention of the provisions of an Intercreditor Agreement it shall hold such funds and pay them to the Trustee or the Collateral Trustee as described in the Intercreditor Agreement.

(g) Subject to any applicable abandoned property law, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, Conversion Agent or Transfer Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent, Conversion Agent or Transfer Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, Conversion Agent or Transfer Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 4.04. Stay, Extension and Usury Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Reports and other Information.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company will file with the SEC for public availability within the time periods specified in the SEC’s rules and regulations taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, under the Exchange Act, and successor provision (unless the SEC will not accept such a filing, in which case the Company will furnish to the Trustee and the Collateral Trustee and, upon its prior request, to any Holder, within the time periods specified in the SEC’s rules and regulations):

(i) quarterly reports on Form 10-Q and annual reports on Form 10-K, or any successor or comparable forms, containing all the information that would be required to be contained therein if the Company were required to file such reports, or required in such successor or comparable form; and

(ii) all current reports on Form 8-K, or any successor or comparable form, that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) For so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, if at any time the Company and the Guarantors are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Trustee and the Collateral Trustee, the Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time. The Company will be deemed to have provided such information to the Holders of the Notes, the beneficial owners of the Notes, securities analysts and prospective holders of the Notes if it has filed reports containing such information with the SEC via the EDGAR filing system and such reports are publicly available.

(c) Delivery of the reports and documents described in subsections (a)-(b) above to the Trustee and/or the Collateral Trustee is for informational purposes only, and the Trustee’s and/or Collateral Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants hereunder (as to which the Trustee and/or Collateral Trustee is entitled to conclusively rely on an Officers’ Certificate). The Trustee and the Collateral Trustee shall have no liability or responsibility for the filing, timeliness or content of any report delivered hereunder. It is further understood that neither the Trustee nor the Collateral Trustee shall have any obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with this Section 4.05 or to determine whether or not such reports or documents or reports have been filed with the SEC or otherwise.

Section 4.06. Officers’ Certificate; Statements as to Defaults; Other Reports.

(a) The Company will deliver to the Trustee and the Collateral Trustee, each of the following items set forth below, at the following times:

(i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2018), an Officers’ Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture during such fiscal year and, if so, specifying each such failure, the nature thereof and advise as to steps to cure such condition; and

(ii) within five (5) Business Days of an Officer obtaining knowledge thereof or the occurrence thereof, of any event or condition which constitutes an Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

(b) In addition, the Company agrees that no Company Indenture Party or Domestic Subsidiary of the Company will have a fiscal year different from that of the Company. The Company agrees to maintain a system of accounting that enables the Company to produce financial statements in accordance with GAAP. Each Company Indenture Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to the sales of such Company Indenture Party and its Subsidiaries, and (b) maintain its billing systems/practices substantially as in effect as of the date hereof and shall only make material modifications following at least 30 days’ prior notice to the Collateral Trustee (and Collateral Trustee shall promptly deliver the same to each Holder that so requests such notices).

Section 4.07. Further Instruments and Acts. Upon the written request of the Trustee or the Collateral Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.08. Existence. Except as otherwise permitted under Section 5.03 or Section 5.04, each Company Indenture Party and each Domestic Subsidiary shall at all times maintain and preserve in full force and effect (a) its existence (including being in good standing in its jurisdiction of organization) and (b) all rights and franchises, contracts, licenses and permits material to its business; provided, however, that no Company Indenture Party nor any of its Subsidiaries shall be required to preserve any such right or franchise, licenses, contracts, or permits if such Person’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Collateral Trustee or the Holders; provided, that the Company delivers at least ten (10) days prior written notice to the Trustee and/or Collateral Trustee of the election of such Company Indenture Party or such Subsidiary not to preserve any such right or franchise, contract, license or permit.

Section 4.09. Maintenance of Properties. (a) Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, (ordinary wear, tear and casualty excepted) other than (x) Permitted Dispositions and (y) where the failure to so maintain and preserve such assets could not reasonably be expected to result in a Material Adverse Change, and (b) comply with the material provisions of all material leases and licenses to which it is a party as lessee or licensee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

Section 4.10. Taxes; Obligations.

(a) Timely file all federal and state income tax returns and other material tax returns required to be filed or otherwise supplied to a Governmental Authority with respect to taxes, and pay and discharge (y) all material Taxes imposed, levied, or assessed against any Company Indenture Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or the expiration of any extension period, and (z) all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of their properties or assets which, in each case, could be a liability of or be imposed on Company or any of its Subsidiaries); provided no such Tax, claim or obligation need to be paid if it could not reasonably be expected to result in a Material Adverse Change or the validity of such Tax, claim or obligation is the subject of a Permitted Protest and so long as, in the case of such Tax, claim or obligation that has or may become a Lien against any of the Collateral, such Permitted Protest conclusively operates to stay the sale of any portion of the Collateral to satisfy such assessment or Tax; and

(b) Make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request of Collateral Trustee (at the direction of Required Holders), furnish Collateral Trustee with proof reasonably satisfactory to the Required Holders indicating that such Company Indenture Party and its Subsidiaries have made such payments or deposits.

Section 4.11. Insurance. At the Company Indenture Parties’ expense, each Company Indenture Party and each Domestic Subsidiary shall maintain insurance with respect to the assets of each Company Indenture Party and each of its Subsidiaries (other than Excluded Subsidiaries) wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in the same or similar businesses. All such policies of insurance shall be with financially sound and reputable insurance companies and in such amounts and scope as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. All property insurance policies covering the Collateral are to be made payable to the Collateral Trustee for the benefit of the Secured Parties (subject to the Intercreditor Agreement), as its interests may appear, in case of loss, pursuant to a lender loss payable endorsement and are to contain such other provisions as the Required Holders may reasonably require to fully protect the Secured Parties’ interest in the Collateral and to any payments to be made under such policies. Such evidence of property and general liability insurance shall be delivered to the Collateral Trustee as provided by Section 4.17(a), with the lender loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage) in favor of the Collateral Trustee (subject to the Intercreditor Agreement) and shall provide for not less than 30 days’ (10 days in the case of non-payment) prior written notice to the Collateral Trustee of the exercise of any right of cancellation. If the Company fails to maintain such insurance, the Collateral Trustee may, but shall not be obligated to, arrange for such insurance, but at the Company Indenture Parties’ expense and without any responsibility on the Collateral Trustee’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Except as otherwise provided in the Security Documents, the Company shall give the Collateral Trustee prompt notice of any loss exceeding $500,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default,

(subject to the Intercreditor Agreement) the Collateral Trustee (at the direction of Required Holders) shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

Section 4.12. [Intentionally Omitted].

Section 4.13. [Intentionally Omitted].

Section 4.14. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, subject to Company Indenture Parties’ right to engage in a Permitted Protest; provided, however, that this Section 4.14 shall not apply to laws related to Taxes, which are the subject of Section 4.10.

Section 4.15. Environmental.

(a) Keep any property either owned or operated by the Company or any other Company Indenture Party free of any Environmental Liens or post bonds or other financial assurances in an amount sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, subject to Company Indenture Parties’ right to engage in a Permitted Protest so long as, in the case of an Environmental Lien that has become a Lien against any of the Collateral, (i) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Environmental Lien(s), and (ii) any such other Lien is at all times subordinate to the Collateral Trustee’s Liens;

(b) Comply, in all material respects, with Environmental Laws and provide to the Collateral Trustee documentation of such compliance which the Collateral Trustee reasonably requests, subject to Company Indenture Parties’ right to engage in a Permitted Protest;

(c) Promptly notify the Collateral Trustee (and Collateral Trustee shall promptly deliver the same to each Holder that so requests such notices) of any material release of which the Company or any other Company Indenture Party has knowledge of a Hazardous Material from or onto property owned or operated by Company or any other Company Indenture Party and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law; and

(d) Promptly, but in any event within 5 Business Days of its receipt thereof, provide the Collateral Trustee with written notice of any of the following (and Collateral Trustee shall promptly deliver the same to each Holder that so requests such notices): (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Company Indenture Party or its Domestic Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Company Indenture Party or any of its Domestic Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority located in the United States or Canada.

Section 4.16. Disclosure Updates.

(a) Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof or after the occurrence thereof, whichever is earlier, notify the Collateral Trustee and Trustee (and Trustee shall promptly deliver to each Holder who so requests to receive the following):

(b) if any written information, exhibit, or report furnished to the Trustee or the Collateral Trustee or the Holders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. Any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Indenture or any of the Schedules hereto;

(i) of all actions, suits, or proceedings brought by or against any Company Indenture Party or any of its Subsidiaries (other than the Excluded Subsidiaries) before any court or Governmental Authority which reasonably could be expected to result in a Material Adverse Change, provided, that, in any event, such notification shall not be later than 5 Business Days after service of process with respect thereto on any Company Indenture Party or any of its Subsidiaries;

(ii) of (i) any disputes or claims by Company’s or any other Company Indenture Party’s customers exceeding $250,000 individually or $500,000 in the aggregate during any fiscal year; or (ii) Goods returned to or recovered by Company outside of the ordinary course of business, with a fair market value exceeding $250,000 individually or $500,000 in the aggregate;

(iii) of any material loss or damage to any Collateral or any substantial adverse change in the Collateral;

(iv) of a violation of any law, rule or regulation, the non-compliance with which reasonably could be expected to result in a Material Adverse Change;

(v) of any disputes or claims by Company’s or any other Company Indenture Party’s subcontractors exceeding $250,000 individually or $500,000 in the aggregate during any fiscal year; or

(vi) of any (x) Default or Event of Default under any of the Term Documents, the ABL Documents or the Existing Senior Notes Indenture, and (y) violation of the Asset Purchase Agreement.

(c) Delivery of the information described in subsection (a) above to the Trustee and/or the Collateral Trustee is for informational purposes only, and the Trustee’s and/or Collateral Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants hereunder (as to which the Trustee and/or Collateral Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.17.

Post-Closing Deliverables.

(a) The Company shall satisfy the requirements and/or provide to the Collateral Trustee each of the documents, instruments, agreements and information set forth on Exhibit D hereto, on or before the date specified for such requirement on such Exhibit or such later date to be determined by the Required Holders in their reasonable discretion, each of which shall be completed or provided in form and substance reasonably satisfactory to the Required Holders.

(b) Delivery of the information described in subsection (a) above, and in Section 4.19 below, to the Trustee and/or the Collateral Trustee is for informational purposes only, and the Trustee’s and/or Collateral Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants hereunder (as to which the Trustee and/or Collateral Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.18. Excluded Subsidiaries. Promptly after payment of the Closing Date Acquisition Obligations in full in cash (other than any unasserted contingent indemnification obligations) (and in any case, within thirty (30) days after the date hereof), the Company shall cause the Excluded Subsidiaries to merge into SAExploration, Inc. or any another Guarantor with SAExploration, Inc. or such other Guarantor (as applicable) being the surviving entity with respect to such merger. Subject to the limitations, timetables and provisions set forth in the Security Agreement, the Company shall take, or cause to be taken, all steps necessary to perfect the Liens in all assets of such Excluded Subsidiary promptly after such merger is consummated to the extent that Company would have been required to perfect Liens in such assets if such assets were Company’s assets immediately prior to the consummation of the merger.

Section 4.19. Deposit Accounts. The Company Indenture Parties shall furnish to the Collateral Trustee and the Trustee, at least thirty (30) days prior to each anniversary of the Issue Date, an Officers’ Certificate listing each of the Company Indenture Parties’ Deposit Accounts, specifically indicating the type of each such Deposit Account and whether or not it is an Excluded Account.

ARTICLE 5

Negative Covenants

So long as any of the Notes remain outstanding, the Company and each Company Indenture Party covenants and agrees that, neither the Company nor any other Company Indenture Party will do, nor will the Company or any other Company Indenture Party permit any of their Subsidiaries (other than the Excluded Subsidiaries unless expressly specified otherwise below) to do any of the following:

Section 5.01. Indebtedness.

(a) create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

(b) incur any Permitted Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of a Company Indenture Party (other than the ABL Loan Obligations and Term Loan Obligations) unless such Indebtedness is also contractually subordinated in right of payment to the Obligations on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

For purposes of determining compliance with Section 5.01, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is entitled to be incurred pursuant to Section 5.01(a), the Company will be permitted to classify and divide such item of Indebtedness on the date of its incurrence, and later reclassify and redivide all or a portion of such item of Indebtedness among any one or more of such clauses and/or Section 5.01(a), in any manner that complies with Section 5.01. Indebtedness under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Indebtedness. For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that any Company Indenture Party may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. In determining the amount of Indebtedness outstanding, the outstanding amount of any particular Indebtedness of any Person shall be counted only once.

Section 5.02. Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any (a) Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens; (b) Lien of any subcontractor of any Company Indenture Party on the assets of any customer of any Company Indenture Party, unless, and to the extent, such subcontractor Lien is discharged, satisfied, vacated, bonded, or stayed within five (5) Business Days thereof; (c) Lien on or with respect to any assets of any Company Indenture Party or any of its Subsidiaries (other than Excluded Subsidiaries), of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, in each case, for the benefit of any Excluded Subsidiary or (d) Lien on or with respect to any Excluded Subsidiary’s assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, to secure Indebtedness for borrowed money other than the Closing Date Acquisition Obligations and the Liens described in the clause (f) of “Permitted Liens” as defined in the Closing Date Loan Agreement as in effect on the date hereof.

Section 5.03. Restrictions on Fundamental Changes.

(a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Company Indenture Parties; provided, that the Company must be the surviving entity of any such merger to which it is a party, (ii) any merger between any Company Indenture Party’s Subsidiaries that are not Company Indenture Parties; (iii) any merger contemplated in accordance with Section 4.19 hereof and (iv) any reorganization, recapitalization or reclassification constituting a Merger Event to which Section 17.07 applies;

(b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of the Company with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Company Indenture Party (other than the Company) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Company Indenture Party or Subsidiary are transferred to a Company Indenture Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of the Company that is not a Company Indenture Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of the Collateral Trustee) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of the Company that is not liquidating or dissolving;

(c) suspend or cease operation of a substantial portion of its or their business, except as permitted pursuant to Sections 5.03(a) or (b) above or in connection with the transactions permitted pursuant to Section 5.04.

(d) form or acquire any (i) direct Subsidiary, (ii) indirect Subsidiary in the United States, or (iii) indirect Subsidiary in a Foreign Jurisdiction unless (A) the applicable Company Indenture Party provides the Collateral Trustee and Trustee (and Trustee shall promptly deliver to each Holder who so requests to receive the following) with written notice of the formation of such Subsidiary within ten (10) days after such formation, (B) the applicable Company Indenture Party provides the Collateral Trustee with copies of all organizational and formation documents related thereto as the Collateral Trustee or the Required Holders may request in their Permitted Discretion, (C) the applicable Company Indenture Party complies with Section 7.07 in connection with the formation and/or acquisition of such Subsidiary and (D) any such acquisition (if applicable) is otherwise permitted hereunder, including without limitation, Section 5.09.

Section 5.04. Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Section 5.03 or Article 14, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or any other asset. The Collateral Trustee and the Required Holders shall not be deemed to have consented to any sale or other disposition of any of the Collateral or any other asset except as expressly permitted in this Indenture or the Security Documents.

Section 5.05. Change of Name. No Company Indenture Party shall change the name, organizational identification number, state of organization, organizational identity or “location” for purposes of Section 9-307 of the Code of any Company Indenture Party, in each case, other than as permitted under Section 4.3 of the Security Agreement.

Section 5.06. Nature of Business. Make any change in the nature of its or their business as conducted on the date of this Indenture or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent the Company or any other Company Indenture Party or any of its Subsidiaries from engaging in any business that is reasonably related or ancillary to its business.

Section 5.07. Prepayments. Except in connection with Refinancing Indebtedness (or other refinancing) permitted under the definition of Permitted Indebtedness,

(a) Optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Company Indenture Party or any of its Subsidiaries, other than (A) the Obligations in accordance with this Indenture, (B) other than as permitted in clause (A) immediately above and clause (C) immediately below, Permitted Indebtedness owing to a Company Indenture Party; provided, that no Event of Default has occurred and is occurring, or would occur after giving effect to such payment, (C) payments under the Term Credit Agreement, the ABL Credit Agreement and the Existing Senior Notes Indenture, as permitted by Section 5.07(d) and (d) payments contemplated by clauses (a), (b) and/or (c) of Section 5.13;

(b) Make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions;

(c) [Intentionally Omitted];

(d) Make any payments on account of the ABL Loan Obligations, Term Loan Obligations, other than any payments (including any mandatory prepayments) under the Term Credit Agreement and the ABL Credit Agreement permitted (or not otherwise prohibited) by the Intercreditor Agreement or make any payments under the Existing Senior Notes Indenture, other than (x) any payments of regularly scheduled interest or any “Additional Interest” due thereunder to the extent permitted (or not otherwise prohibited) by the Existing Intercreditor Agreement, (y) the discharge of the Existing Senior Notes Indenture at any time after the date hereof in accordance with Article 10 of the Existing Senior Notes Indenture or redemption of the notes issued pursuant to the Existing Senior Notes Indenture on the stated maturity date of the Existing Senior Notes Indenture and (z) the purchase of the notes issued pursuant to the Existing Senior Notes Indenture by tender offer, open market purchases or otherwise at a price equal to or less than the principal amount of such notes being purchased, together with accrued and unpaid interest thereon outstanding plus an amount equal to the interest payable to the stated maturity date.

Section 5.08. Amendments. Directly or indirectly, amend, modify, or change any of the terms or provisions of the Governing Documents of any Company Indenture Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Holders.

Section 5.09. [Intentionally Omitted].

Section 5.10. Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Section 5.11. Investments, Controlled Investments. Except for Permitted Investments which, for the avoidance of doubt, shall not include any Investments in any Excluded Subsidiaries (other than as permitted under clause (i) of the definition of Permitted Investments, or as provided in Section 4.19), directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investments, except as otherwise permitted hereunder.

Section 5.12. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Company, any other Company Indenture Party or any of their Subsidiaries except for:

(a) (i) transactions evidenced by the Indenture or Security Documents, (ii) transactions (other than the payment of management, consulting, monitoring, or advisory fees) with any Affiliate of such Company Indenture Party or Subsidiary, as determined in good faith by the Company, upon fair and reasonable terms, and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate (or, if no such comparable transaction is available, that is otherwise fair to the Company or the applicable Company Indenture Party), (iii) transactions among the Company and the Company Indenture Parties and (iv) any transaction which does not exceed $2,000,000 in amount (including the aggregate consideration, fees, costs, expenses and other payments to be paid (to or by Company, any Company Indenture Party or any Domestic Subsidiary thereof) in connection with such transaction);

(b) so long as it has been approved by a Company Indenture Party’s Board of Directors in accordance with applicable law, any customary indemnities provided for the benefit of directors (or comparable managers) of such Company Indenture Party;

(c) so long as it has been approved by a Company Indenture Party’s Board of Directors in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Company Indenture Party and its Subsidiaries in the ordinary course of business and consistent with industry practice;

(d) transactions permitted by Section 5.03 or Section 5.09;

(e) Permitted Affiliate Transactions; and

(f) transactions for which the Company shall also obtain (and deliver to Trustee) a written opinion of a reputable investment bank, appraiser or auditor, stating that such transaction or series of related transactions is (A) fair to the Company and its Subsidiaries from a financial point of view taking into account all relevant circumstances or (B) on terms, taken as a whole, not materially less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate.

For purposes of satisfying the standard set forth in Section 5.12(a)(ii) above, if the transaction (or series of related transactions) with an Affiliate is valued at or in excess of $5 million, a majority of the independent members of the Board of Directors of the applicable Company Indenture Party, must conclude in good faith (and, cause an Officers’ Certificate to that effect to be delivered Trustee) that such transaction was undertaken upon fair and reasonable terms, no less favorable (to Company or such Subsidiary, as applicable) than would have been obtained in a comparable arm’s length transaction with a non-Affiliate (or, if no such comparable transaction is available, otherwise fair to the Company or such Subsidiary).

Section 5.13. Use of Proceeds. Use the proceeds of the Notes hereunder for any purpose other than (a) to pay all of the outstanding Closing Date Acquisition Obligations, (b) to repay some or all of the outstanding ABL Loan Obligations, (c) [Intentionally omitted]; (d) to pay fees, costs, and expenses of Company, incurred in connection with this Indenture, the Indenture Documents, and the transactions contemplated hereby and thereby, and (e) consistent with the terms and conditions hereof, for general corporate and working capital purposes.

Section 5.14. [Intentionally Omitted].

Section 5.15. Limitation on Issuance of Stock. Except for the issuance or sale of Common Stock or Permitted Preferred Stock by the Company, issue or sell or enter into any agreement or arrangement for the issuance and sale of any Capital Stock of Company or a Subsidiary of Company other than to a Company Indenture Party.

Section 5.16. Other Payments and Distributions. Except for Permitted Distributions, directly or indirectly:

(a) declare or pay any dividend or make any other payment or distribution on account of any Company Indenture Party’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Company Indenture Party or any of its Subsidiaries), or to the direct or indirect holders of any Company Indenture Party’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Prohibited Preferred Stock) of Company);

(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Company) any Equity Interests of any Company Indenture Party;

(c) except as permitted by Section 5.07 hereof, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any Company Indenture Party that is contractually subordinated in right of payment to the Obligations of such Company Indenture Party, as the case may be, except a payment of regularly scheduled interest or principal at the Stated Maturity thereof or otherwise to the extent permitted under any applicable subordination agreement; or

(d) make any Investment other than Permitted Investments (all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as “Restricted Payments”).

For purposes of determining compliance with this Section 5.16 if a Restricted Payment meets the criteria of more than one of the types of distributions described in clauses (a) through (d) of the definition of Permitted Distributions or this Section 5.16, the Company, in its sole discretion, may divide or classify and from time to time divide, re-divide, classify and reclassify such Permitted Distributions among such clauses and/or paragraphs above in any manner in compliance with this Section 5.16.

Section 5.17. [Intentionally Omitted].

ARTICLE 6

Collateral and Security

Section 6.01. Security Interest. The Obligations will be secured by a perfected Lien on the Collateral, subject to the Permitted Liens and the Intercreditor Agreement, as provided in the Security Documents. The Collateral will also secure certain of the Company’s and the Guarantors’ existing obligations under the Term Documents and the ABL Documents, subject to the Intercreditor Agreement. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied in the order of priority set forth in the Intercreditor Agreement.

Section 6.02. Security Documents. In order to secure the Obligations, the Company Indenture Parties have entered into and delivered to the Collateral Trustee the Security Agreement and the other Security Documents, in each case, to which it is a party, to create the Liens on the Collateral securing their respective Obligations. In the event of a conflict between the terms of this Indenture and the Security Documents in regards to the Collateral, the Security Documents shall control. The Company will take, and will cause its Subsidiaries to take any and all actions (including those that may be requested by the Trustee or the Collateral Trustee) reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders, the Trustee and the Collateral Trustee, subject to Permitted Liens and the Intercreditor Agreement.

Section 6.03. Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, hereby designates and appoints the Collateral Trustee as its agent under this Indenture and the Security Documents and each Holder by acceptance of the Notes consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Trustee to enter into the Security Documents, and irrevocably authorizes and empowers the Collateral Trustee to perform its obligations and duties, exercise its rights and powers and take any action permitted or required thereunder that are expressly delegated to the Collateral Trustee by the terms of this Indenture and the Security Documents. The Collateral Trustee shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders all Liens on the Collateral created by the Security Documents for their benefit.

(b) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement, the Trustee and each Holder, by acceptance of any Notes, agrees that (x) the Collateral Trustee may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) preserve the Collateral or rights under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Indenture Documents and (y) the Collateral Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Obligations and/or to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Indenture Documents, and such suits and proceedings as the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Trustee, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Trustee may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Required Holders, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement, if applicable. Until the Notes and the other Obligations are discharged in full or are otherwise no longer outstanding, all remedies and Enforcement Actions in respect of the Collateral and any foreclosure actions in respect of any Liens on the Collateral, and all actions, undertakings or consents by the Collateral Trustee in respect of the Collateral, in each case, shall be undertaken solely at the instruction of the Required Holders and subject to the Intercreditor Agreement.

Section 6.04. Release of Collateral.

(a) The Liens securing the Obligations on the applicable Collateral shall be automatically terminated and released without further action by any party (other than satisfaction of any requirements in the Security Documents, if any), in whole or in part: (i) upon any Disposition of any portion of Collateral in accordance with a Disposition permitted under the terms of any Indenture Document (other than a Disposition to a Company Indenture Party); (ii) upon discharge of this Indenture and the other Indenture Documents in accordance with Article 3; (iii) at the direction of the Supermajority Holders; or (iv) if the Collateral is owned by a Guarantor, upon release of such Guarantor from the Guaranteed Obligations in accordance with the provisions hereof.

(b) Without the necessity of any consent of or notice to the Trustee or any Holder of the Notes, any Company Indenture Party may request and instruct the Collateral Trustee to, on behalf of each Holder of Notes, (i) execute and deliver to any Company Indenture Party, as the case may be, for the benefit of any Person, such release documents as may be reasonably requested, of all Liens held by the Collateral Trustee in any Collateral securing the Obligations, and (ii) deliver any such assets in the possession of the Collateral Trustee to any Company Indenture Party, as the case may be; and Collateral Trustee shall promptly take such actions provided that any such release complies with and is expressly permitted in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents and is accompanied by an Officers’ Certificate and Opinion of Counsel.

(c) The release of any Collateral from the Liens securing the Obligations or the release of, in whole or in part, the Liens securing the Obligations created by any of the Security Document will not be deemed to impair the Liens securing the Obligations in contravention of the provisions hereof if and to the extent the Collateral or the Liens securing the Obligations are released pursuant to the terms of this Indenture and the applicable Security Documents. Each of the Holders of the Notes acknowledges that a release of Collateral or Liens securing the Obligations strictly in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture.

Section 6.05. Application of Proceeds of Collateral.

(a) Upon any realization upon the Collateral from the exercise of any rights or remedies under any Security Document or any other agreement with any Company Indenture Party which secures any of the Obligations, the proceeds thereof shall be applied in accordance with Section 9.05 of this Indenture.

(b) Each of the Collateral Trustee and the Trustee is authorized and empowered to receive any funds collected or distributed under the Intercreditor Agreement and the Security Documents and to apply according to the provisions of this Indenture, subject to the Intercreditor Agreement.

Section 6.06. Collateral Trustee.

(a) Subject to the provisions of Section 10.01, neither the Trustee, nor the Collateral Trustee nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so; except, in the case of the Collateral Trustee, to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal) on the part of the Collateral Trustee, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (iv) for the legality, enforceability, effectiveness or sufficiency of the Intercreditor Agreement, Intercompany Subordination Agreement, or any subordination agreement or other similar agreement entered into in connection with this Indenture.

(b) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Article 10, are extended to the Collateral Trustee, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Trustee, as if fully set forth in this Section 6.06 with respect to the Collateral Trustee, except that the Collateral Trustee shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence, bad faith or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal). In acting under any Security Document or the Intercreditor Agreement, the Collateral Trustee shall enjoy the rights, privileges, protections, immunities and benefits that are extended to the Collateral Trustee hereunder.

(c) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. In addition, the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral, unless specifically requested by the Required Holders. If, at the direction of the Required Holders, the Trustee or Collateral Trustee files or records any Security Documents or any related UCC financing statement or other similar documents, such filing or recording by the Trustee or Collateral Trustee at the direction of the Required Holders shall be deemed done by Trustee or Collateral Trustee without representation or warranty by the Trustee or the Collateral Trustee (and the Trustee and the Collateral Trustee disclaim any representation or warranty as to the validity, effectiveness, priority, perfection or otherwise). The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(d) The Collateral Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Indenture Document by the Company or any Company Indenture Party or any other Person that is a party thereto or bound thereby.

(e) The Collateral Trustee shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Trustee is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. If the Collateral Trustee in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(f) The Collateral Trustee may resign or be replaced in accordance with the procedures set forth in Section 10.09 hereof, except that references to the Trustee in such section shall be deemed to be references to the Collateral Trustee for this purpose. If the Collateral Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Trustee.

(g) At all times when the Trustee is not itself the Collateral Trustee, the Company shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Trustee and copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents.

Section 6.07. Trust Indenture Act Requirements; Opinion of Counsel; Certificates of the Company. The Company Indenture Parties shall furnish to the Collateral Trustee and the Trustee at least thirty (30) days prior to each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, (A) action has been taken with respect to the filing of record by each applicable Company Indenture Party all UCC financing statements, continuation statements or amendments as is necessary to maintain the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, continuation statements and financing statement amendments have been filed of record that are necessary as of such date and during the succeeding 18 months fully to preserve and perfect the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and such Opinion of Counsel may contain customary qualifications and exceptions and may rely on an Officers’ Certificate (as to factual matters only); provided that if there is a required filing of a continuation statement or other instrument within such 18 month period and such continuation statement or amendment is not effective if filed at the time of the Opinion of Counsel, such Opinion of Counsel may so state that and in that case the Company Indenture Parties shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing the Obligations.

ARTICLE 7

Guarantees

Section 7.01. Subsidiary Guarantees.

(a) Subject to this Article 7, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior secured basis, as primary obligors and not as a surety, to each Holder (and its successors and assigns) of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Indenture Documents and/or the Obligations of the Company, that:

(i) the principal of and interest on the Notes shall be promptly paid in full or performed when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including but not limited to any interest, fees, costs or charges that would accrue but for the provisions of Bankruptcy Code after any Insolvency Proceeding), on the Notes, if any, if lawful, and all other Obligations of the Company and the Company Indenture Parties to the Holders, the Trustee or to the Collateral Trustee under this Indenture, the other Indenture Documents and the Note Purchase Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof;

(ii) in case of any extension of time of payment or renewal of any Notes or the payment or performance any of other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, upon repurchase or otherwise (such obligations in clauses (i) and (ii) being herein collectively called the “Guaranteed Obligations”).

(b) Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

(c) The Guarantors hereby agree that their obligations hereunder shall be absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Notes, this Indenture, the Indenture Documents or any other agreement or instrument referred to herein or therein, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor, all to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which remain absolute, irrevocable and unconditional under any and all circumstances as described above, to the fullest extent permitted by law:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Indenture or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Indenture, Notes, or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of any Holder, the Collateral Trustee or the Trustee as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor.

(d) Each Guarantor further, to the fullest extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(e) Until terminated in accordance with Section 7.03, each Subsidiary Guarantee shall, to the fullest extent permitted by law, remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 9.02 hereof (and shall be deemed to have become automatically due and payable in the circumstances in said Section 9.02) for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Section 9.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Trustee or any Holder in enforcing any rights under the Indenture Documents and the Note Purchase Agreement.

(h) Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of this Section 7.01; provided that, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture, the Notes or the Indenture Documents shall have been paid in full in cash.

(i) Each payment to be made by a Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(j) Notwithstanding any other provisions set forth herein, SAE Acquisition (U.S.), LLC shall not constitute a Guarantor or Company Indenture Party hereunder (or otherwise be subject to the any of the provisions hereof) unless and until the Closing Date Acquisition Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash.

Section 7.02. Execution and Delivery.

(a) To evidence its Subsidiary Guarantee set forth in Section 7.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit B hereto) shall be executed on behalf of such Guarantor by one of its authorized officers.

(b) Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 7.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes. If an officer whose signature is on this Indenture (or a supplemental indenture) no longer holds that office at the time the Trustee authenticates a Note, the Subsidiary Guarantee of such Guarantor shall be valid nevertheless.

(c) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 7.03. Releases of Subsidiary Guarantees.

(a) The Subsidiary Guarantee of a Guarantor shall be automatically and unconditionally released: (1) in connection with (x) any Disposition (including by way of merger or consolidation) of the Capital Stock of such Guarantor (or the Capital Stock of the direct parent of such Guarantor) to a Person that is not (either before or after giving effect to such transaction) a Company Indenture Party, to the extent such sale is permitted hereunder or to the extent such Capital Stock constitutes Excluded Property or (y) any sale or other Disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise solely to the extent that such sale or other Disposition is permitted pursuant to Section 14.02; (2) the liquidation or dissolution of such Guarantor; provided that no Event of Default occurs as a result thereof or has occurred or is continuing; (3) upon satisfaction and discharge of this Indenture in accordance with Article 3 or (4) upon payment of the Obligations in full in immediately available funds, provided, in each case that the transaction is permitted under this Indenture and is otherwise carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture.

(b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and Opinion of Counsel to the effect that any of the conditions described in the foregoing clauses (1), (2), or (3) of Section 7.03(a) has occurred and the conditions precedent to such transactions provided for in this Indenture have been complied with, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest, premium, and Additional Interest, if any, on, the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 7.

(c) Further, the Subsidiary Guarantees are not convertible and will automatically terminate when the Notes are all converted in full in accordance with Article 17.

Section 7.04. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 7 constitutes an instrument for the payment of money, and consents and agrees that any Holder (to the extent that the Holder is otherwise entitled to exercise rights and remedies hereunder) or the Trustee, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

Section 7.05. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 7.06. “Trustee” to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed and be then acting hereunder, the term “Trustee” as used in this Article 7 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 7 in place of the Trustee.

Section 7.07. Guaranty and Collateral Supplements. If any Company Indenture Party creates or acquires a wholly-owned Domestic Subsidiary (other than (x) an Excluded Subsidiary or (y) a Foreign Subsidiary Holding Company) on or after the date hereof, such Company Indenture Party shall cause such Domestic Subsidiary to be a Guarantor hereunder and to join the Security Agreement (and all other applicable Security Documents) as a grantor thereunder for all purposes to secure its Guaranteed Obligations with Liens on substantially all of its assets for the benefit of the Secured Parties. In furtherance of the foregoing, such wholly-owned Domestic Subsidiary shall:

(a) execute and deliver to the Trustee and the Collateral Trustee a supplemental indenture in the form attached hereto as Exhibit B pursuant to which such Subsidiary shall unconditionally guarantee the Obligations on the terms set forth in this Article 7;

(b) execute and deliver an assumption agreement in the form attached as Annex 1 to the Security Agreement and all other supplements or joinders, as applicable, to the other applicable Security Documents in order to grant a Lien in the Collateral owned by such Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien; and

(c) deliver to the Trustee and Collateral Trustee an Officers’ Certificate and an Opinion of Counsel that such supplemental indenture and the other documents described in clause (1) and (2) above comply with the requirements of this Indenture, the Intercreditor Agreement, and the Security Documents, are permitted or authorized by this Indenture and have been duly authorized, executed and delivered by such Subsidiary and constitute a valid and legally binding and enforceable obligations of such Subsidiary, subject to customary exceptions.

    Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

ARTICLE 8

Lists of Holders and Reports by the Company and the Trustee

Section 8.01. Lists of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including names and addresses of Holders in the possession of any Paying Agent other than the Trustee.

ARTICLE 9

Defaults and Remedies

Section 9.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) Default (i) in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes or (ii) for 30 days in the payment when due of interest or any other Obligations (other than principal or premium, if any), if any, with respect to the Notes;

(b) If the Company fails to pay the applicable Redemption Price upon an Optional Redemption;

(c) If the Company fails to comply with its obligation to deliver when due any shares of Common Stock or cash or other consideration payable upon conversion of the Notes in accordance with this Indenture upon exercise of a Holder’s conversion rights, if such failure continues for three Business Days;

(d) If the Company fails to issue a Fundamental Change Company Notice in accordance with Section 18.01(b) or notice of a specified corporate event in accordance with Section 16.01 or Section 16.02, in each case, when due, if such failure continues for three Business Days;

(e) If any Company Indenture Party or any of its Subsidiaries (other than its Foreign Subsidiaries):

(i) fails to perform or observe any covenant or other agreement contained in any of (i) Section 4.08 (solely if any Company Indenture Party or any of its Subsidiaries is not in good standing in its jurisdiction of organization), 4.10(a) (solely with respect to F.I.C.A., F.U.T.A., federal income Taxes and any other Taxes or assessments the non-payment of which may result in a Lien having priority over Liens securing the Obligations), 4.10(b), 4.11, 4.16 or 4.19, (ii) Article 5, or (iii) the Intercreditor Agreement;

(ii) fails to perform or observe any covenant or other agreement contained in any of Sections 4.05, 4.08 (other than if a Company Indenture Party is not in good standing in its jurisdiction of organization), 4.09, 4.10(a) (other than F.I.C.A., F.U.T.A., federal income Taxes and any other Taxes or assessments the non-payment of which may result in a Lien having priority over Liens securing the Obligations), 4.14 or 4.15 and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to or should have been known by any Officer of any Company Indenture Party or (ii) the date on which written notice thereof is given to any Company Indenture Party by the Trustee or the Collateral Trustee; or

(iii) fails to comply with its obligations under Article 14;

(iv) fails to perform or observe any covenant or other agreement contained in this Indenture, or in any of the other Indenture Documents, in each case, other than any such covenant or agreement that is unable to be cured (in which case, there shall be no cure period) or is the subject of another provision of this Article 9 (in which event such other provision of this Article 9 shall govern), and such failure continues for a period of 60 days after the earlier of (i) the date on which such failure shall first become known to or should have been known by any Officer of any Company Indenture Party or (ii) the date on which written notice thereof is given to any Company Indenture Party by the Trustee or the Collateral Trustee;

(v) If one or more judgments, orders, or awards for the payment of money in an amount in excess of $2,000,000 in any one case or in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Company Indenture Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 45 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

(vi) If an Insolvency Proceeding is commenced by a Company Indenture Party or any of its Subsidiaries;

(vii) If an Insolvency Proceeding is commenced against a Company Indenture Party or any of its Subsidiaries and any of the following events occur: (a) such Company Indenture Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Company Indenture Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

(viii) If any Company Indenture Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of such Company Indenture Party and its Subsidiaries, taken as a whole, and such enjoinment, restraint or prevention continues for 10 consecutive days;

(ix) If there is (a) a default in one or more agreements to which a Company Indenture Party or any of its Subsidiaries is a party with one or more Persons relative to the Indebtedness of such Company Indenture Party or such Subsidiary involving an aggregate amount of $750,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such Person, irrespective of whether exercised, to accelerate the maturity of such Company Indenture Party’s or its Subsidiary’s obligations thereunder, (b) an event of default has occurred and is continuing under any Term Document, (c) an event of default has occurred and is continuing under any ABL Document, or (d) an event of default has occurred and is continuing under the Existing Senior Notes Indenture;

(x) [Intentionally Omitted];

(xi) If the obligation of any Guarantor under its Guaranty or any other Indenture Document to which any Guarantor is a party is limited or terminated by operation of law or by such Guarantor (other than, in each case, in accordance with the terms of this Indenture or such other Indenture Documents), or if any Guarantor fails to perform any obligation under its Guaranty or under any such Indenture Document, or repudiates or revokes or purports to repudiate or revoke in writing any obligation under its Guaranty, or under any such Indenture Document, or any other Guarantor ceases to exist for any reason (other than in accordance with the terms of this Indenture);

(xii) If this Indenture or any other Indenture Document that purports to create a Lien on Collateral, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are permitted purchase money Liens or the interests of lessors under Capital Leases or rank senior to the Collateral Trustee’s Lien pursuant to the Intercreditor Agreement, senior secured Lien on the Collateral covered thereby;

(xiii) The validity or enforceability of any Indenture Document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or a proceeding shall be commenced by a Company Indenture Party or any of its Subsidiaries, or a proceeding shall be commenced by any Governmental Authority having jurisdiction over a Company Indenture Party or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Company Indenture Party or any of its Subsidiaries shall deny in writing that such Company Indenture Party or such Subsidiary has any liability on account of the Obligations.

Section 9.02. Acceleration; Rescission and Annulment.

(a) If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 9.01(e)(vi) or (vii) with respect to any Company Indenture Party or any of its Domestic Subsidiaries, unless the principal of all of the Notes shall have already become due and payable), either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 9.01(e)(vi) or Section 9.01(e)(vii) with respect to any Company Indenture Party or any of its Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

(b) Section 9.02(a), however, is subject to the conditions that if, at any time after the principal of, and any accrued and unpaid interest on, all of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal, at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee and the Collateral Trustee pursuant to Section 6.06 and Section 10.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 9.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Redemption Price of (if applicable), or accrued and unpaid interest (including any Additional Interest) on any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 9.03. Additional Interest.

(a) Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.05 or 4.06(b) shall (x) for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during such 90-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) for the period from, and including, the 91st day after the occurrence of such an Event of Default to, and including, the 180th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such additional 90-day period on which such Event of Default is continuing. Additional Interest payable pursuant to this Section 9.03 shall be in addition to, not in lieu of, any liquidated damages payable pursuant to the Registration Rights Agreement. If the Company so elects, it shall advise Trustee in writing and such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 9.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.05 or 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 9.03 or the Company elected to make such payment but fails to pay the Additional Interest when due and such failure becomes an Event of Default, the Notes shall be subject to acceleration as provided in Section 9.02.

(b) In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be subject to acceleration as provided in Section 9.02.

Section 9.04. Payments of Notes on Default; Suit Therefor.

(a) If an Event of Default described in Section 9.01(a), (b) or (c) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Fundamental Change Repurchase Price, if applicable), the Redemption Price (if applicable) and interest, if any, with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on any overdue principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable), at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee and the Collateral Trustee under Section 6.06 and Section 10.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any other Company Indenture Party or any other obligor upon the Notes and collect the moneys or property adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any other Company Indenture Party or any other obligor upon the Notes, wherever situated.

(b) In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, any other Company Indenture Party or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, any other Company Indenture Party or such other obligor, the property of the Company, any other Company Indenture Party or such other obligor, or in the event of any other judicial proceedings relative to the Company, any other Company Indenture Party or such other obligor upon the Notes, or to the creditors or property of the Company, any other Company Indenture Party or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 9.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (including the Fundamental Change

Repurchase Price, if applicable), the Redemption Price (if applicable) and accrued and unpaid interest (including Additional Interest), if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, any other Company Indenture Party or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee hereunder; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee hereunder, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

(c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(d) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee (in any capacity), its agents and counsel, be for the ratable benefit of the Holders of the Notes.

(e) In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

(f) In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 9.09 or any rescission and annulment pursuant to Section 9.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 9.05. Application of Monies Collected by Trustee. Subject to the Intercreditor Agreement, any monies or property collected by the Trustee pursuant to this Article 9 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

(a) First, to the payment of all amounts due the Collateral Trustee and Trustee (acting in any capacity) hereunder, including under Section 6.06 and Section 10.06;

(b) Second, to the payment of fees and expenses under the Note Purchase Agreement;

(c) Third, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent, such payments to be made ratably to the Persons entitled thereto;

(d) Fourth, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price, and any cash due upon conversion) then owing and unpaid upon the Notes for principal, the Redemption Price and interest, if any, and any cash due upon conversion and other amounts then payable on the Notes, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest and any such cash due upon conversion or other amounts at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion), such Redemption Price and such interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion), such Redemption Price and such accrued and unpaid interest; and

(e) Fifth, the remainder, if any, to the Company.

Section 9.06. Proceedings by Holders.

(a) Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price), the Redemption Price (if applicable), interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(i) such Holder previously shall have given to the Trustee written notice that an Event of Default is continuing;

(ii) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(iv) the Trustee, for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(v) no written direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Required Holders within such 60-day period pursuant to Section 9.09.

(b) No one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 9.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

(c) Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (w) the principal (including Fundamental Change Repurchase Price, if applicable) of, (x) accrued and unpaid interest, if any, on, (y) if applicable, the Redemption Price of, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 9.07. Proceedings by Trustee. In case of, and during the continuation of, an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 9.08. Remedies Cumulative and Continuing. All powers and remedies given by this Article 9 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 9.06, every power and remedy given by this Article 9 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 9.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a) The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or any Subsidiary Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to the rights of any other Holder) or that would involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with the Required Holders’ direction. Prior to taking any action under the Indenture Documents, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

(b) The Required Holders by written notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences hereunder, except:

(i) a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder; and

(ii) a Default or Event of Default with respect to a provision that under this Article 9 cannot be amended without the consent of each Holder affected.

Section 9.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which the Trustee has knowledge (determined as set forth in Section 10.02), send to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), the Redemption Price of (if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 9.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 9.12. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 9.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) of, the Redemption Price of (if applicable), with respect to, or accrued and unpaid interest, if any, on any Note on or after the respective due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 17.

ARTICLE 10

Concerning the Trustee

Section 10.01. Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

(b) In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer(s) of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Required Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(v) the Trustee, in its capacity as Trustee, shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(vi) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture;

(vii) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(viii) in the event that the Trustee is also acting as Note Registrar, Paying Agent, Conversion Agent or Transfer Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 10 shall also be afforded to such Note Registrar, Paying Agent, Conversion Agent or Transfer Agent;

(ix) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including an authenticating agent) or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(x) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 10.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 10.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by an Officer of the Company;

(c) before the Trustee acts or refrains from acting at the request of Company, the Trustee may require an Officers’ Certificate or an Opinion of Counsel or both and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel; and the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; and

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate).

In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by the Trustee at the Corporate Trust Office of the Trustee from the Company or from any Holder of the Notes and such notice references the existence of a Default or Event of Default, the Notes, and this Indenture.

Section 10.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes.

Section 10.04. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or any Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 10.05. Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock and Warrants, as applicable, received by the Trustee shall, until used, applied or delivered as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock and Warrants, as applicable, held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock or Warrants, as applicable, received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 10.06. Compensation and Expenses of Trustee. The Company and the Guarantors jointly and severally covenant and agree to pay to the Trustee (acting in any capacity) from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee (acting in any capacity) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ, for which the Company has received an invoice with reasonably detailed documentation of any such expenses, and court costs) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a non-appealable final decision). The Company and the Guarantors also jointly and severally covenant to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, or willful misconduct on the part of the Trustee (as determined by a court of competent jurisdiction in a non-appealable final decision), its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture and the performance of their duties hereunder or in any other capacity hereunder, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 10.06), defending themselves against any claim whether asserted by any Holder, the Company or any Guarantor, or defending themselves against any claim of liability in the premises, including reasonable fees and expenses of legal counsel limited to one firm and, to the extent so required, one local counsel in each applicable jurisdiction, and court costs. The obligations of the Company and the Guarantors hereunder to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 9.05 funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due hereunder shall not be subordinate to any other liability or indebtedness of the Company. The obligations of the Company and the Guarantors under this Article 10 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 10.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(e)(vi) or Section 9.01(e)(vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

The Trustee shall comply with the provisions of Trust Indenture Act § 313(b)(2) (as if the Trust Indenture Act were applicable hereto).

Section 10.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 10.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 10.09. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly (x) deliver notice of such resignation to all Holders and (y) appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the delivery of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee (at the expense of the Company), or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 9.12, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto), the Trustee shall either eliminate such interest within ninety (90) days or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.08 and shall fail to resign after written request therefor by the Company or by any such Holder,

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iii) the Trustee shall fail to comply with the last sentence of Section 10.09(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.12, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Required Holders may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.10.

Section 10.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 10.09 shall execute, acknowledge and deliver to the Company and to the predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it hereunder.

No successor trustee shall accept appointment as provided in this Section 10.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 10.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 10.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 10.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation. No resigning or removed Trustee shall have any liability or responsibility for the action or inaction of any successor Trustee.

Section 10.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 11

Concerning the Holders

Section 11.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. A Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part. A Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

Section 11.02. Proof of Execution by Holders. Subject to the provisions of Section 11.01, Section 11.02 and Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy, the fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

Section 11.03. Who Are Deemed Absolute Owners. The ownership of Notes shall be proved by the Note Register. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of, the Redemption Price of (if applicable), and (subject to Section 2.09) accrued and unpaid interest on such Note, for conversion of such Note, for consenting to any matter, and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 11.04. Record Dates.

(a) The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders;

provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (b) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (a), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 21.03.

(b) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 9.10 (2) any declaration of acceleration referred to in Section 9.02, (3) any direction referred to in Section 9.09 or (4) any request to pursue a remedy as permitted in Section 9.09. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 21.03.

(c) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(d) With respect to any record date set pursuant to this Section 11.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 21.03, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 11.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (d).

(e) [Intentionally Omitted.]

Section 11.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 11.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 21.03, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Section 11.06. Outstanding Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Subsidiary of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or a Subsidiary of the Company.

ARTICLE 12

[Intentionally Omitted].

ARTICLE 13

Supplemental Indentures

Section 13.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or otherwise amend the Indenture Documents, without the consent of any Holder, for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency so long as such action will not adversely affect the interests of the Holders in any respect;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 14;

(c) to add Subsidiary Guarantees with respect to the Notes;

(d) to further secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) in connection with any Merger Event, provide that the notes are convertible into Reference Property, subject to the provisions of Section 17.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 17.07;

(h) [Intentionally Omitted];

(i) to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(j) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not adversely affect the rights of Holders to transfer Notes;

(k) to evidence and provide for the acceptance of an appointment by a successor Trustee, Collateral Trustee, Paying Agent, Conversion Agent or Registrar; or

(l) to make any amendment to the Security Documents that is required by the Intercreditor Agreement; or

(m) to make any amendment to the provisions of the Indenture or the Notes relating to the form of Global Notes to permit the Global Notes to comply with the procedures of the Depositary; provided, however, that such amendment does not adversely affect the rights of Holders of the Notes.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture or amendment, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture or amendment that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture or amendment authorized by the provisions of this Section 13.01 may be executed by the Company, the Trustee and the Collateral Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 13.02.

Section 13.02. Supplemental Indentures with Consent of Holders.

(a) Except as provided in Section 13.01, Section 13.02(b), Section 13.02(c) and Section 13.02(e), the Company, with the consent of the Required Holders and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or otherwise amend the Indenture Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or the Notes or any other Indenture Document or of modifying in any manner the rights of the Holders or waive any existing Default or Event of Default or compliance with any provision of the Indenture Documents.

(b) Without the consent of the Supermajority Holders, no such supplemental indenture shall:

(i) change the ranking in right of payment of or priority in right of payment with respect to the Notes provided that, for the avoidance of doubt, the definition of “ABL Obligations Cap” set forth in the Intercreditor Agreement, may be amended at any time with the consent of the Required Holders; or

(ii) subordinate, or change the priority with respect to the Liens securing the Obligations.

(c) Without the consent of each Holder of an outstanding Note affected, no such supplemental indenture, amendment or waiver shall:

(i) reduce the principal of any Note or extend the fixed maturity of any Note;

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts due to the Holders (or any of them) hereunder or under any other Indenture Document;

(iii) change or have the effect of changing the pro rata treatment of any payments with respect to the Notes provided that, for the avoidance of doubt, the definition of “ABL Obligations Cap” set forth in the Intercreditor Agreement, may be amended at any time with the consent of the Required Holders;

(iv) change the percentage of the outstanding principal amount of the Notes which will be required for the Holders or any of them to take any action hereunder;

(v) amend this Article 13 or, subject to the terms of this Indenture, the definition of Required Holders or any provision providing for consent or other action by all Holders;

(vi) discharge any Company Indenture Party from its respective payment Obligations under the Indenture Documents, in each case, except as otherwise may be provided or permitted under this Indenture or the other Indenture Documents;

(vii) make any change that adversely affects the conversion rights of any Notes except in accordance with Article 17;

(viii) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(ix) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(x) [Intentionally Omitted];

(xi) impair the right of any Holder to receive payment of the principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for enforcement of any payment on or with respect to the Holder’s Notes.

(d) Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 13.05, the Trustee shall join with the Company in the execution of such supplemental indenture, amendment or waiver unless such supplemental indenture, amendment or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture, amendment or waiver.

(e) Notwithstanding any other provisions set forth herein, the consent of the Supermajority Holders is required to release all or substantially all of the Collateral except as otherwise may be provided or permitted under this Indenture or the other Indenture Documents.

(f) Holders do not need, under this Section 13.02, to approve the particular form of any proposed supplemental indenture, amendment or waiver. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture, amendment or waiver becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture, amendment or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture, amendment or waiver.

Section 13.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture, amendment or waiver pursuant to the provisions of this Article 13, this Indenture and any other Indenture Documents shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture and the other Indenture Documents of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture, amendment or waiver shall be and be deemed to be part of the terms and conditions of this Indenture and the other Indenture Documents for any and all purposes.

Section 13.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture, amendment or waiver pursuant to the provisions of this Article 13 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, amendment or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee, to any modification of this Indenture and the other Indenture Documents contained in any such supplemental indenture, amendment or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 21.09) upon receipt of an Officers’ Certificate, an Opinion of Counsel, and a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 13.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 21.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture, amendment or waiver executed pursuant hereto complies with the requirements of this Article 13 and is permitted or authorized by this Indenture and any Opinion of Counsel shall state that the supplemental indenture, amendment or waiver is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 14

Consolidation, Merger, Sale, Conveyance and Lease

Section 14.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 14.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes, this Indenture and the other Indenture Documents and shall expressly assume all of the Company’s obligations under the Registration Rights Agreement; and

(b) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(c) each Guarantor shall have by supplemental indenture to this Indenture confirmed that its Subsidiary Guarantee shall apply to such Successor Company’s obligations under the Notes, this Indenture and the Indenture Documents;

(d) the Successor Company (if not the Company) shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company (if not the Company) to be subject to the Liens in the manner and to the extent required under the Indenture Documents; and

(e) the Successor Company (if not the Company) will have delivered to the Trustee and the Collateral Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger, amalgamation or transfer, that such supplemental indenture and other documents, if any, comply with this Indenture and that such supplemental indenture and the other documents described in clause (a) and (d) above have been duly authorized, executed and delivered and constitute a valid and legally binding and enforceable obligations of the Successor Company party thereto, subject to customary exceptions.

Section 14.02. Company Indenture Parties May Consolidate. Any Company Indenture Party (other than the Company) or any Subsidiary of any Company Indenture Party (other than an Excluded Subsidiary as provided in Section 4.19) may consolidate with, merge or amalgamate into or transfer all or part of its properties and assets to the Company or any other Company Indenture Party. The Company will not permit any Company Indenture Party (other than the Company) to consolidate with or merge or amalgamate with or into, or sell, convey, transfer, dispose of or lease all or substantially all of its assets to, any Person, unless (x) such transaction is permitted by Section 5.03 or constitutes a Permitted Disposition or (y):

(a) the surviving Person (the “Successor Company Indenture Party”) (if not the Company Indenture Party) will be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person if other than the Company expressly assumes in a supplemental indenture to this Indenture all of the Company Indenture Party’s obligations under the Notes, this Indenture and the other Indenture Documents;

(b) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c) the Successor Company Indenture Party shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company Indenture Party (if not the Company Indenture Party) to be subject to the Liens in the manner and to the extent required under the Indenture Documents; and

(d) the Successor Company Indenture Party will have delivered to the Trustee and the Collateral Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture, if any, comply with this Indenture and such supplemental indenture and the other documents described in clause (a) and (c) above have been duly authorized, executed and delivered and constitute a valid and legally binding and enforceable obligations of the Successor Company Indenture Party party thereto, as applicable, subject to customary exceptions.

Section 14.03. Successor Corporation to Be Substituted. Upon any consolidation, merger, amalgamation, sale, assignment, conveyance, transfer, assignment, disposition or lease of all or substantially all of the assets of the Company or any other Company Indenture Party in accordance with Section 14.01 or clause (y) of Section 14.02, the Successor Company or the Successor Company Indenture Party, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Company Indenture Party, as the case may be, under the Indenture, the Notes, the Indenture Documents and the Subsidiary Guarantees with the same effect as if such surviving Person had been named as the Company or a Company Indenture Party, as the case may be, in this Indenture, the Notes, the Indenture Documents and the Subsidiary Guarantees; and, thereafter, except in the case of a lease of all or substantially all its assets, the predecessor Company or Company Indenture Party, as the case may be, shall be discharged and be released from all obligations and covenants under the Indenture Documents. The Trustee and the Collateral Trustee shall enter into a supplemental indenture or amendment to an Indenture Document to evidence the succession of such successor and such discharge and release, upon receipt of an Officers’ Certificate and an Opinion of Counsel stating that such succession and discharge and release and such supplemental indenture or amendment comply with this Indenture and such supplemental indenture or amendment have been duly authorized, executed and delivered and constitute a valid and legally binding and enforceable obligations of the Successor Company or the Successor Company Indenture Party, as applicable, subject to customary exceptions.

ARTICLE 15

Immunity of Incorporators, Stockholders, Officers and Directors

Section 15.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or other Company Indenture Party in this Indenture or in any supplemental indenture or in any Note or other Indenture Document, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or any Company Indenture Party or of any successor thereto, either directly or through the Company or any Company Indenture Party or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 16

Notice of Specified Corporate Events

Section 16.01. Certain Distributions. If, prior to the close of business on the Business Day immediately preceding the Maturity Date, the Company elects to:

(a) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(b) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify in writing all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 40 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.

Section 16.02. Certain Corporate Events. If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding the Maturity Date or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, in each case, that occurs prior to the Maturity Date and pursuant to which the Common Stock would be converted into cash, securities or other assets, then, in each case, the Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) (x) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 40 Scheduled Trading Days prior to the anticipated effective date of such transaction or (y) if the Company does not have knowledge of such transaction at least 40 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

ARTICLE 17

Conversion of Notes

Section 17.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 17, each Holder of a Note shall have the right, at such Holder’s option, at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert all or a portion of such Note, at an initial conversion rate of 173.91304 shares of Common Stock (subject to adjustment as provided in this Article 17 and in the Registration Rights Agreement, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 17.02, the “Conversion Obligation”) into shares of Common Stock or, to the extent set forth in the Note Purchase Agreement, warrants to purchase shares of Common Stock (“Warrants”). The Conversion Rate shall be increased by 3.00% for each $1,000 principal amount of Notes converted or redeemed (as applicable) at a time when a Registration Default (as defined under the Registration Rights Agreement) has occurred and is continuing; provided, however, that (i) the foregoing adjustment shall not be applied more than once to the same $1,000 principal amount of Notes and (ii) if a Registration Default (as defined under the Registration Rights Agreement) occurs after a Holder has converted its Notes into shares of Common Stock, such Holder shall not be entitled to any such additional compensation with respect to such Common Stock.

Section 17.02. Conversion Procedure; Settlement Method.

(a) Each Note shall be convertible at the office of the Conversion Agent.

(b) Before any Holder of a Note shall be entitled to convert a Note as set forth in this Article 17, such Holder shall:

(i) in the case of a Global Note, (1) comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 17.02(h) and (2) if required, pay all transfer or similar Taxes, if any, as set forth in Section 17.02(f); and

(ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) with respect to any Permitted Holder, complete, manually sign and deliver the warrant election form attached as Exhibit A to the Note Purchase Agreement (failure to deliver such election shall be deemed to constitute an election to receive shares of Common Stock), (3) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (4) if required, pay all transfer or similar Taxes, if any, as set forth in Section 17.02(f) and (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 17.02(h).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 17 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 18.03. If a Holder submits its Notes for required repurchase upon a Fundamental Change, the Holder’s right to withdraw the Fundamental Change Repurchase Notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 17.02(b) above. Except as set forth in Section 17.03(b) and Section 17.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation (A) in the case of Physical Settlement, on the second Business Day immediately following the relevant Conversion Date, unless such Conversion Date occurs on or after the Regular Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date or (B) in the case of any other Settlement Method, on the second Business Day immediately following the last Trading Day of the Observation Period. If any shares of Common Stock or, in the case of Permitted Holders, Warrants are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of, as applicable, shares of Common Stock or Warrants to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation, and cash in lieu of any fractional shares of Common Stock or Warrants.

(d) A Holder may convert fewer than all of such Holder’s Notes so long as the Notes converted are a multiple of $1,000 in principal amount. In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by Section 17.02(f), with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer Tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(f) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer Tax due on the issue of, as applicable, any shares of Common Stock or Warrants upon conversion, unless the Tax is due because the Holder requests such shares or any portion of Notes not converted to be issued in a name other than the Holder’s name, in which case the Holder shall pay that Tax. The Conversion Agent shall not deliver the certificates representing or effect a book-entry transfer through the Depositary for the shares of Common Stock or Warrants being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay, or the Holder has established to the Company’s satisfaction the prior payment of, any Tax that is due by such Holder in accordance with the immediately preceding sentence.

(g) Except as provided in Section 17.04, no adjustment shall be made for dividends on any shares of Common Stock or Warrants issued upon the conversion of any Note as provided in this Article 17.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below in this clause (h), and the Company shall not adjust the Conversion Rate to account for accrued and unpaid interest on the Notes. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date and before the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or any Redemption Date shall receive the full interest payment due on the Maturity Date or such Redemption Date, as applicable, regardless of whether their Notes have been converted following such Regular Record Date.

(i) Each conversion shall be deemed to have been effected immediately prior to the close of business on the relevant Conversion Date; provided, however, that the Person in whose name, as applicable, the shares of Common Stock or Warrants shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or as of the close of business on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion as of immediately prior to the close of business on the related Conversion Date.

(j) The Company shall not issue fractional shares or Warrants upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares or Warrants which shall be issuable upon conversion (and the number of fractional shares or Warrants, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share or Warrants would be issuable upon the conversion of any Notes, the Company shall make payment of an amount in cash in lieu of any fractional share of Common Stock or Warrants otherwise issuable upon conversion based on the Daily VWAP of the Common Stock on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected to satisfy its conversion obligation through Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional share remaining after such computation shall be paid in cash. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Common Stock on the relevant Conversion Date by such fractional share and rounding the product to the nearest whole cent.

(k) Subject to this Section 17.02, Section 17.03(b), Section 17.07(a) and Section 17.12, the Company may settle the Conversion Obligation in cash (“Cash Settlement”), shares of Common Stock (or, if applicable, Warrants), together with cash, if applicable, in lieu of delivering any fractional share of Common Stock (or, if applicable, Warrants) in accordance therewith (“Physical Settlement”) or a combination of cash and shares of Common Stock (or, if applicable, Warrants), together with cash, if applicable, in lieu of delivering any fractional share of Common Stock “Combination Settlement”), at its election, as set forth in this Section 17.02(k).

(i) All conversions for which the relevant Conversion Date occurs on or after the 25th Scheduled Trading Day prior to the Maturity Date, and all conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method. Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date or any conversions for which the relevant Conversion Date occurs on or after the 25th Scheduled Trading Day prior to the Maturity Date, the Company shall use the same Settlement Method for the Conversion Obligations for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to the Conversion Obligations for Conversions with different Conversion Dates.

(ii) If, in respect of any Conversion Date, the Company elects a Settlement Method in respect of such Conversion Date, the Company shall deliver or cause delivery of a notice (the “Settlement Notice”) of the relevant Settlement Method to converting Holders and the Conversion Agent (and the Trustee if not the Conversion Agent) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, if such Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, no later than the date of issuance of such Redemption Notice or (y) on or after June 15, 2023, no later than June 15, 2023). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the Specified Dollar Amount to be settled in cash and in shares of Common Stock (or, if applicable, Warrants), respectively. If the Company does not elect a Settlement Method for any Conversion Date prior to the deadline set forth in the second preceding sentence, the Company shall no longer have the right to elect a Settlement Method for such Conversion Date and the Company shall be deemed to have elected Combination Settlement for such Conversion Date. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. The Company shall have the right to irrevocably elect a Settlement Method and Specified Dollar Amount for all subsequent Conversion Dates by delivering the Settlement Notice to all Holders of the Notes, the Trustee and the Conversion Agent and issuing a press release containing information regarding its election of Settlement Method and Specified Dollar Amount and expressly stating such election is irrevocable and making such information available on its website. Following such an irrevocable Settlement Notice, the Company will not have the right to change the Selection Method or Specified Dollar Amount.

(iii) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock (or, if applicable, Warrants) equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(iv) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(v) Notwithstanding anything to the contrary in this Indenture, if at any time prior to the Share Increase Approval (as defined in the Note Purchase Agreement and referred to in Section 17.08(a)), Additional Shares are issuable on the conversion of the then outstanding Notes in connection with a Make-Whole Fundamental Change, the Company shall settle its Conversion Obligation with respect to such Additional Shares by Cash Settlement, to the extent that the Company does not then have a sufficient number of shares authorized and reserved for issuance upon conversion of Notes under the Company’s Governing Documents to issue all shares of Common Stock (including any Additional Shares) that may be issuable upon conversion of all Notes then outstanding.

Section 17.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) If, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table set forth in Section 17.03(e) below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table set forth in Section 17.03(e) below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table set forth in Section 17.03(e) below shall be adjusted in the same manner and at the same time as the Conversion Rate is adjusted as set forth in Section 17.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 17.03 for each Stock Price and Effective Date set forth below:

	STOCK PRICE
EFFECTIVE DATE	$4.00	$4.50	$5.75	$7.50	$10.00	$12.50	$15.00	$25.00
9/25/18	76.0870	59.3314	34.9566	17.3937	6.1270	1.5190	0.0337	0.0000
9/25/19	76.0870	60.4648	35.1131	17.1670	5.8670	1.3750	0.0188	0.0000
9/25/20	76.0870	60.7981	34.3983	16.1803	5.1570	1.0150	0.0000	0.0000
9/25/21	76.0870	59.6648	31.9966	13.8337	3.6970	0.4070	0.0000	0.0000
9/25/22	76.0870	55.4870	25.8035	8.6203	1.1170	0.0000	0.0000	0.0000
9/25/23	76.0870	48.3092	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in such table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $25.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $4.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no further Additional Shares shall be added to the Conversion Rate.

(f) Nothing in this Section 17.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 17.04 in respect of a Make-Whole Fundamental Change.

Section 17.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 17.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS’ = the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 17.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 17.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Applicable Rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase in the Conversion Rate made under this Section 17.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased, effective as of such date of expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date of the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the two immediately preceding sentences).

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 17.04(a) or Section 17.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 17.04(d) shall apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 17.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 17.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors announces its decision not to make or pay such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 17.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Applicable Conversion Rate as described in the second sentence of this paragraph).

With respect to an adjustment pursuant to this Section 17.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’ = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall become effective immediately after the open of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in the preceding paragraph to a “10 consecutive Trading Day period” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate and the effective time of any adjustment thereto and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, such Trading Day in determining the conversion rate as of such Trading Day.

For purposes of this Section 17.04(c) (and subject in all respect to Section 17.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 17.04(c) (and no adjustment to the Conversion Rate under this Section 17.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 17.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other such event (of the type described in the immediately preceding sentence) with respect thereto that was deemed to effect a distribution of rights, options or warrants, in each case for which an adjustment to the Conversion Rate under this Section 17.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted, effective as of the date of such final redemption or purchase, to give effect to such distribution, deemed distribution or Trigger Event or other such event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted, effective as of such expiration or termination date, as if such rights, options and warrants had not been issued.

For purposes of Section 17.04(a), Section 17.04(b) and this Section 17.04(c), if any dividend or distribution to which this Section 17.04(c) is applicable (other than a Spin-Off) has the same Record Date as one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 17.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 17.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 17.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 17.04(c) with respect to such Clause C Distribution shall first be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 17.04(a) and Section 17.04(b) with respect thereto shall then be made (as if the Conversion Rate adjustment required by this Section 17.04(c) with respect to such Clause C Distribution had been made immediately prior to the open of business on the Ex-Dividend Date for the Clause A Distribution and the Clause B Distribution), except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-

Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 17.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 17.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase in the Conversion Rate pursuant to this Section 17.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the second sentence of this paragraph).

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 17.04(e) shall become effective at the open of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 17.04(e) with respect to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed during the period from, and including, the Trading Day after the expiration date of such tender or exchange offer to, but excluding, such Trading Day in determining the Conversion Rate as of such Trading Day and (y) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 17.04(e) with respect to “10” or “10th”

shall be deemed replaced with such lesser number of Trading Days as have elapsed during the period from, and including, the Trading Day after the date that such tender or exchange offer expires and to, but excluding, the Conversion Date in determining the Conversion Rate and the effective time of any adjustment thereto.

If the Company or any Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is ultimately prevented by Applicable Law from effecting all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall immediately be readjusted, effective as of the date of the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

(f) Notwithstanding this Section 17.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and either (i) a Holder has converted its Notes for Physical Settlement on a Conversion Date that is on or after such Ex-Dividend Date and on or prior to the related Record Date and such Holder would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 17.02(i) based on an adjusted Conversion Rate otherwise becoming effective on such Ex-Dividend Date or (ii) a Holder has converted its notes for Combination Settlement with the last Trading Day of the related Observation Period ending on or after such Ex-Dividend Date and on or prior to the related Record Date and such Holder would be treated as the record holder of the shares of Common Stock as of the last trading day of such Observation Period as described in Section 17.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, in the case of (i) or (ii), notwithstanding the Conversion Rate adjustment provisions in this Section 17.04, the Conversion Rate adjustment otherwise becoming effective on such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance or acquisition of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 17.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income Tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 17, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an odd lot tender offer or an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 17.04(e);

(v) solely for a change in the par value of the Common Stock; and

(vi) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 17 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion

Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 17.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) For purposes solely of this Section 17.04, the number of shares of Common Stock which the Holder of any Note would have been entitled to receive had such Note been converted in full at any time or into which any Note was converted at any time shall be determined assuming such Note was convertible in full at such time, although such Note may not be convertible in full at such time pursuant to Section 17.12.

(n) Irrespective of any adjustment in the Conversion Rate applicable or the amount or kind of shares into which the Notes are convertible, Notes theretofore or thereafter issued may continue to express the same Conversion Rate initially applicable or amount or kind of shares initially issuable upon conversion of the Notes pursuant to this Indenture.

Section 17.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period, a Valuation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each that it determines to be appropriate to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate (or changes to the market price per share of Common Stock resulting from any such event) where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated, without duplication of any adjustment made pursuant to Section 17.04. The Company will likewise make appropriate adjustments where a Conversion Rate adjustment otherwise required to be made pursuant to the provisions of Sections 17.04(a) through 17.04(e) is not made in accordance with the provisions described under Section 17.04 that permit or require participation by Holders in a transaction in lieu of such Conversion Rate adjustment.

Section 17.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are surrendered for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 17.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 17.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or share combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 13.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 17.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 17.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 17.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have owned or been entitled to receive upon such Merger Event and (III) the Daily VWAP will be calculated based on the value of the amount and kind of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive upon such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 17.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 17. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 18.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 17.07, the Company shall promptly file with the Trustee, and the Conversion Agent (if other than the Trustee) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 17.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 17.01 and Section 17.02 prior to the effective time of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

(e) Notwithstanding the Conversion Rate adjustment provisions described in Section 17.04(a) through 17.04(e), no adjustment to the Conversion Rate shall be made pursuant to such provisions in the event of any dividend, distribution, share split, share combination or issuance upon a Merger Event to which the provisions under this Section 17.07 apply.

Section 17.08. Certain Covenants.

(a) The Company covenants that it shall (i) at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares held in treasury, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Notes then outstanding (other than Additional Shares that may be issuable on the conversion of the then outstanding Notes in connection with a Make-Whole Fundamental Change), and (ii) at all times after the Share Increase Approval (as defined in the Note Purchase Agreement), if obtained, reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares held in treasury, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Notes then outstanding (including Additional Shares that may be issuable on the conversion of the then outstanding Notes in connection with a Make-Whole Fundamental Change).

(b) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be duly authorized, fully paid and non-assessable by the Company and free from all Taxes, liens and charges with respect to the issue thereof.

(c) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 17.09. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 17. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 17.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 17.07 or to any adjustment to be made with respect thereto, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee and the Conversion Agent (if other than the Trustee) prior to the execution of any such supplemental indenture in addition to any other deliverables required hereunder in connection with the execution of such supplemental indenture) with respect thereto.

Section 17.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 17.04;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 17.11. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property, subject to readjustment in the event of the expiration, termination or redemption of such rights, all as provided in the penultimate paragraph of Section 17.04(c).

Section 17.12. Ownership Limitations.

(a) Notwithstanding any other provision of this Indenture, except in the context of a Fundamental Change, during any period of time in which a Person’s Beneficial Ownership of shares of Common Stock is less than 10%, and such Person is not otherwise an Affiliate of the Company, and for so long as the Common Stock is registered under the Exchange Act, such Person shall not have the right to convert all or any portion of any of its Notes into shares of Common Stock to the extent that, upon and after giving effect to such conversion, such Person (together with such Person’s Affiliates and any other Persons or entities whose Beneficial Ownership of shares of Common Stock would be aggregated with such Person’s for purposes of Section 13(d) of the Exchange Act (the “Affiliated Parties”) (including shares of Common Stock held by any “group” of which such Person or any of its Affiliated Parties is a member)) would have Beneficial Ownership of more than 9.99% of the total number of shares of Common Stock then issued and outstanding. The Company shall not adopt any shareholder rights plan or take any other action that would have the effect of restricting or adversely affecting a Person’s election to change such foregoing percentage limitation. If at any time the Company shall be required under the Note Purchase Agreement or pursuant to the Indenture to issue shares of Common Stock to the Permitted Holders, but the issuance of such shares of Common Stock would to the knowledge of the Company exceed the ownership limitations set forth in this Section 17.12(a), in lieu of issuing such number of shares of Common Stock to the Permitted Holders in excess of the ownership limitations set forth in this Section 17.12(a), the Company shall issue to the Permitted Holders a Warrant to acquire such shares of Common Stock pursuant to the Purchase Agreement.

(b) For purposes of this Section 17.12, “Beneficial Ownership” means the number of shares of Common Stock beneficially owned by a Person and its Affiliated Parties (and any other Persons or entities acting as a “group” together with a Person or any of such Holder’s Affiliated Parties) and shall include the number of shares of Common Stock issuable upon conversion of the Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that would be issuable upon (i) conversion of the remaining, unconverted portion of the Notes beneficially owned by such Person or any of its Affiliated Parties (and any other Persons or entities acting as a “group” together with such Person or any of such Person’s

Affiliated Parties) and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company exercisable for or convertible into Common Stock that are subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its Affiliated Parties (and any other Persons or entities acting as a “group” together with such Person or any of such Person’s Affiliated Parties). Except as set forth in the preceding sentence, for purposes of Section 17.12(a), Beneficial Ownership shall be calculated (and, for such purpose, whether any Person or entity forms a “group” with any Person or such Person’s Affiliated Parties will be determined) in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher Beneficial Ownership for any such party, then such Beneficial Ownership will be calculated in accordance with Section 16 of the Exchange Act and the rules and regulations thereunder), it being acknowledged by each Person that the Company is not representing to any Person that such calculation is in compliance with Section 13(d) of the Exchange Act and each Person is solely responsible for any schedules required to be filed in accordance therewith. To the extent that an ownership limitation contained in Section 17.12(a) applies, the determination of whether the Notes owned by a Person are convertible (in relation to other securities owned by such Person together with its Affiliated Parties (and any other Persons or entities acting as a “group” together with such Person or any of such Person’s Affiliated Parties)) and of which portion of the Notes owned by such Person is convertible shall be in the sole discretion of such Person, and the submission of a conversion notice to the Conversion Agent (pursuant to Section 17.02) shall be deemed to be such Person’s determination of whether the Notes owned by such Person are convertible (in relation to other securities owned by such Person together with any of its Affiliated Parties (and any other Persons or entities acting as a “group” together with such Person or any of such Person’s Affiliated Parties)) and of which portion of such Notes are convertible, in each case subject to the then applicable ownership limitation (as determined in accordance with Section 17.12(a)), and neither the Company nor the Conversion Agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To ensure compliance with this restriction, the Person will be deemed to represent to the Company each time it delivers a conversion notice (pursuant to Section 17.02) that such conversion notice has not violated the restrictions set forth in Section 17.12(a).

(c) For the avoidance of doubt, if a Person purports to convert any of its Notes into shares of Common Stock hereunder and any delivery otherwise owed to such Person hereunder is not made, in whole or in part, as a result of the then applicable ownership limitation (as determined in accordance with Section 17.12), then the Person’s rights under the Notes and this Indenture pursuant to which such delivery was not made will not be extinguished and instead such Notes will be deemed to have never been converted by such Person and will remain outstanding under this Indenture.

Section 17.13. No Voting or Dividend Rights. Except as may be specifically provided for herein, until the conversion record date in respect of the conversion of such Note:

(a) no Holder of such Note shall have or exercise any rights by virtue hereof as a holder of shares of Common Stock, including, without limitation, the right to vote, to receive dividends and other· distributions as a holder of shares of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of shares of Common Stock;

(b) the consent of any such Holder as a holder of shares of Common Stock shall not be required with respect to any action or proceeding of the Company;

(c) no such Holder, by reason of the ownership or possession of such Note, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of shares of Common Stock prior to, or for which the relevant record date preceded, the conversion record date in respect of the conversion of such Note; and

(d) no such Holder shall have any right not expressly conferred hereunder or by applicable law with respect to such Note held by such Holder.

For purposes of this Section 17.13, “conversion record date” means, in respect of the conversion of any Note, the date specified in Section 17.02(i) upon which the Person in whose name shares of Common Stock are issuable upon conversion of such Note shall be treated as the holder of record of such shares of Common Stock upon the conversion of such Note.

ARTICLE 18

Repurchase of Notes at Option of Holders

Section 18.01. Repurchase at Option of Holders Upon a Fundamental Change. If a Fundamental Change occurs at any time, each Holder of Notes outstanding on the Fundamental Change Repurchase Date shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 18.

(a) Repurchases of Notes under this Section 18.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form attached to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Trustee at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Trustee, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B) in the case of Global Notes, the CUSIP identifying the Notes to be delivered for repurchase;

(C) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(D) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Fundamental Change Repurchase Notice contemplated by this Section 18.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee in accordance with Section 18.02.

The Trustee shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 18;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate then in effect;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 18.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and delivered to the Trustee at least three (3) Business Days before such Fundamental Change Company Notice is required to be sent to the Holders pursuant to this Section 18.01 (unless a shorter notice period is agreed to by the Trustee), together with an Officers’ Certificate requesting that the Trustee give such Fundamental Change Company Notice and the Trustee shall not be obligated to publish any notice in any newspaper or similar media.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Trustee will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 18.02. Withdrawal of Fundamental Change Repurchase Notice.

(a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in accordance with this Section 18.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

(iii) the CUSIP for Global Notes in respect of which such notice of withdrawal is being submitted, and

(iv) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 18.03. Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 18.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 18.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 18.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

(d) Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(e) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(f) file a Schedule TO or any other required schedule under the Exchange Act; and

(g) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 18 to be exercised in the time and in the manner specified in this Article 18.

ARTICLE 19

Repurchase And Redemption

Section 19.01. Optional Redemption.

(a) On or after October 1, 2021 Company may redeem (a “Conversion Price Trigger Redemption”) all or any portion of the Notes, if the Conversion Price Trigger Daily VWAP of the Common Stock has been at least 150% of the Conversion Price then in effect (x) on the Trading Day immediately preceding the date on which the Company provides the Redemption Notice and (y) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 19.02, at a redemption price for each $1,000 principal amount of Notes to be redeemed (the “Conversion Price Trigger Redemption Price”) equal to the sum of (i) 100% of the principal of Notes to be redeemed, payable in cash, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, payable in cash; provided, however, that if the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company shall not pay accrued and unpaid interest to any Holder surrendering its Notes for such Conversion Price Trigger Redemption, and shall instead pay the full amount of accrued and unpaid interest on such Interest Payment Date to the Holder of record as of the close of business on such Regular Record Date.

(b) Notwithstanding anything to the contrary under this Article 19 or this Indenture, unless the Company has elected Cash Settlement in respect of all conversions of Notes for which the relevant Conversion Date occurs after the date on which the Company delivers a Redemption Notice in respect of the relevant redemption pursuant to Section 19.02 and prior to the close of business on the Scheduled Trading Day immediately preceding the related Redemption Date, in no event shall the Company have the right to effect an Optional Redemption of the Notes at any time at which a shelf registration statement covering resales of the shares of Common Stock, if any, issuable upon conversion of the Notes, of the type provided in the Registration Rights Agreement, is not effective or the use of such shelf registration statement is then suspended.

(c) No sinking fund is provided for the Notes.

Section 19.02. Notice of Optional Redemption; Selection of Notes.

(a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 19.01, it shall fix a date for redemption (each, a “Redemption Date”) and the Company or, at its written request received by the Trustee not less than three Scheduled Trading Days prior to date of the giving of the Redemption Notice (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 40 nor more than 60 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register and shall give written notice of the Redemption Date to the Paying Agent (if other than the Trustee); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 19.03;

(viii) the CUSIP or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate in accordance with the customary procedures of the Depositary. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 19.03. Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 19.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.03 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the applicable Redemption Price of, and, if applicable, an amount of cash (in immediately available funds if deposited on the Redemption Date), with respect to, all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds and, if applicable, shares of Common Stock by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i) the Redemption Date for such Notes; and

(ii) the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 19.03.

(iii) The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the applicable Redemption Price.

Section 19.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 19.05. Mandatory Repurchase Offer.

(a) Alaska Tax Credits; Asset Dispositions; Events of Loss. Subject to the Intercreditor Agreement and this Section 19.05(a), if a Company Indenture Party or any Subsidiary of a Company Indenture Party (other than any Excluded Subsidiary) shall at any time or from time to time:

(i) receive any Alaska Tax Credits or any proceeds thereof;

(ii) make a Disposition; or

(iii) suffer an Event of Loss;

causing a Company Indenture Party to receive Excess Proceeds, and some or all of such Excess Proceeds remain after mandatory prepayments are offered and paid on account of the ABL Loan Obligations and Term Loan Obligations (in accordance with the ABL Credit Agreement and Term Credit Agreement, respectively), the Company shall, within ten (10) Business Days following the Term Lenders and the ABL Lenders declining to use some or all of the Excess Proceeds to mandatorily prepay the Term Loan Obligations and the ABL Loan Obligations, offer to apply 100% of such remaining Excess Proceeds to repurchase the Notes, in accordance with this Section 19.05. Notwithstanding the foregoing, and provided that no Event of Default has occurred and is continuing, such offer to repurchase (and any obligation to repurchase) the Notes shall not be required to the extent a Company Indenture Party or such Subsidiary reinvests or commits to reinvest such Excess Proceeds of such Disposition or Event of Loss in capital assets then used or usable in the business of the Company or such Subsidiary or to repair or replace the property subject to such Event of Loss, in each case, within one year after the date of such Disposition or Event of Loss; provided that (i) if any amount is so committed to be reinvested within such one year, but is not reinvested within the later to occur of (x) six months of the date of such commitment and (y) the end of such one year period, the Company shall offer to apply 100% of such remaining Excess Proceeds to repurchase the Notes in accordance with this Section 19.05 without giving further effect to such reinvestment right and (ii) if the subject of such Disposition or Event of Loss is Collateral and the Company chooses to reinvest the applicable Excess Proceeds, then the Company shall use such Excess Proceeds to acquire assets that constitute Collateral.

(b) [Intentionally Omitted].

(c) Mandatory Redemption Notice. The Company shall, within ten (10) Business Days following the Term Lenders and the ABL Lenders declining to use some or all of the Excess Proceeds (in the case of the receipt of the Alaska Tax Credits (or the proceeds thereof), an Event of Loss or Disposition subject to Section 19.05(a)) to mandatorily prepay the Term Loan Obligations and the ABL Loan Obligations (and solely to the extent that the Company has decided not to reinvest all of the remaining Excess Proceeds), make a written offer to each Holder (an “Excess Proceeds Offer”) (with a copy to the Trustee and the Collateral Trustee) to apply an amount equal to 100% of such remaining Excess Proceeds (the “Excess Proceeds Offer Amount”), to repurchase the Notes, if any are then outstanding, in accordance with Section 19.05(e) below which offer shall state, among other things, (i) the amount of the Excess Proceeds Offer Amount, (ii) that each Holder shall have twenty (20) Business Days from the date of commencement of such offer or, in the case of an Excess Proceeds Offer delivered to the Holders by the Trustee, twenty-two (22) Business Days from the Company’s written request to the Trustee to determine whether to accept such offer and that failure to respond within such twenty (20) Business Day period shall be construed as a rejection of such offer by such Holder, (iii) the repurchase date (which shall be no earlier than twenty-five (25) Business Days after such offer is commenced and no later than forty (40) Business Days after such offer is commenced, pursuant to the procedures required by the Indenture and described in such offer) (the “Excess Proceeds Payment Date”) and (iv) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased. Failure to respond within such twenty (20) Business Day (or, if applicable, twenty-two (22) Business Day) period shall be construed as rejection of such repurchase offer by such Holder. At the

Company’s written request received by the Trustee not less than three Scheduled Trading Days prior to date of the giving of the Excess Proceeds Offer (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver the Excess Proceeds Offer to the Holders within two (2) Business Days. On the Excess Proceeds Payment Date, the Company will, to the extent lawful: (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer (subject to proration); and (ii) deposit with the Paying Agent an amount equal to the payment in respect of all Notes or portions of Notes so accepted for payment; and (iii) deliver to the Trustee an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.

(d) If any of the Notes subject to the Excess Proceeds Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to purchases.

(e) Amounts to be applied pursuant to this Section 19.05 to the repurchase of the Notes shall be applied to the outstanding Notes, (A) first, towards payment of accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date), and (B) second, towards payment of principal amount of the applicable Notes then outstanding under this Indenture (held by Holders electing to receive their ratable portion of the Excess Payment Offer Amount), at a purchase price in cash equal to 100% of the principal amount of such Notes with all such amounts distributed ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties and subject to and in accordance with the terms of the Indenture Documents at a purchase price in cash equal to 100% of the principal amount of such Note(s). If the aggregate purchase price of the Notes tendered in connection with any Excess Proceeds Offer exceeds the Excess Proceeds Offer Amount (less the fees described in clause (A) above), the Notes will be purchased on a pro rata basis except any Notes represented by a Global Note will be selected for purchase by such method as The Depository Trust Company or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection unless otherwise required by law, but in minimum denominations of $1,000 principal amount and integral multiples thereof. If the aggregate purchase price of the Notes tendered in connection with any Excess Proceeds Offer is less than the Excess Proceeds Offer Amount (less the fees described in clause (A) above), the Company shall be permitted to use the portion of the Excess Proceeds Offer Amount that is not required to be applied to the purchase of Notes in connection with such Excess Proceeds Offer for any purpose not prohibited hereunder.

(f) In connection with any repurchase of the Notes pursuant to this Section 19.05, the Company shall: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may then be applicable and (ii) otherwise comply with all federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 19.05, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 19.05.

(g) For the avoidance of doubt, any written offer to repurchase the Notes delivered to Holders in accordance with this Section 19.05 shall not impair the right of such Holders to convert the Notes pursuant to the terms of this Indenture prior to the repurchase thereof.

ARTICLE 20

Payments of Fees and Taxes

Section 20.01. Withholding. Any and all payments by or on account of any obligation of the Company or any other Company Indenture Party under this Indenture shall to the extent permitted by applicable Legal Requirements be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Legal Requirements (as determined in the good faith discretion of the applicable Company Indenture Party) require any Tax to be withheld or deducted on any payments by or on account of any obligation of the Company and/or the other Company Indenture Parties under this Indenture, (i) the applicable Company Indenture Party shall withhold or deduct such Tax in accordance with such Legal Requirements and timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Legal Requirements, and (ii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Company Indenture Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including such deductions and withholdings applicable to additional sums payable under this Section 20.01) the Holder receives an amount equal to the sum it would have received had no such withholding or deduction been made.

Section 20.02. Other Taxes. Without limiting or duplicating the provisions of Section 20.01, the Company Indenture Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Legal Requirements.

Section 20.03. Indemnification. The Company Indenture Parties shall indemnify each Holder, within ten (10) days after written demand therefor delivered to the Trustee, for the full amount of any Indemnified Taxes or Other Taxes paid by such Holder or required to be withheld and deducted from a payment to such Holder, on or with respect to any payment by or on account of any obligation of the Company Indenture Parties hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Article 20) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder shall be conclusive absent manifest error.

Section 20.04. Evidence of Payment. As soon as practicable after any payment of Taxes by any Company Indenture Party to a Governmental Authority as provided in this Article 20, such Company Indenture Party shall deliver to the Holders upon request the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Legal Requirements to report such payment or other evidence of such payment reasonably satisfactory to the Holders.

Section 20.05. Forms. A Holder shall, as reasonably requested by the Company, deliver such documentation prescribed by applicable law or reasonably requested by the Company as will enable to the Company to determine whether or not such Holder is subject to withholding, backup withholding and information reporting. Notwithstanding anything to the contrary in the immediately preceding sentence, the completion, execution, and submission of such documentation (other than such documentation set forth in the last two sentences of this Section 20.05 (excluding clause (e) of the penultimate sentence of this Section 20.05) and Section 20.07) shall not be required if in the Holder’s reasonable judgment such completion, execution or submission would subject such Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Holder. Without limiting the generality of the first sentence of this Section 20.05, a Holder that is a Foreign Holder shall, to the extent legally entitled to do so, at the time it acquires the Notes and thereafter as reasonably requested by the Company or upon the expiration, invalidity or obsolescence of any previously delivered form, furnish to the Company: (a) in the case of a Foreign Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Indenture Document, executed copies of U.S. Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Indenture Document, U.S. Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (b) in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under Section 881(c)(3)(A) of the IRC two (2) accurate and complete originals of the applicable U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E and a certificate (substantially in the form of Exhibit C(1) or Exhibit C(2), as applicable) to the effect that the Holder (or its direct or indirect partners, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, is not a “10-percent shareholder” within the meaning of Section 881(c)(3)(B) of the IRC and is not a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC; (c) two (2) executed copies of U.S. Internal Revenue Service Form W-8ECI, (d) to the extent a Foreign Holder is not the beneficial owner, executed copies of U.S. Internal Revenue Service Form W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a certificate substantially in the form of Exhibit C(1) or Exhibit C(2), U.S. Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Holder is a partnership and one or more direct or indirect partners of such Foreign Holder are claiming the portfolio interest exemption, such Foreign Holder may provide a certificate substantially in the form of Exhibit C(2) on behalf of each such direct and indirect partner; or (e) any other form prescribed by applicable law as a basis for claiming exemption from or reduction in U.S. federal withholding Tax together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction to be made. In addition, each Holder that is a U.S. Person shall, at the time or times prescribed by applicable law or as reasonably requested by the Company or upon the expiration, invalidity or obsolescence of any previously delivered form, furnish to the Company (a) two (2) complete and accurate originals of IRS Form W-9, or (b) any other form prescribed by applicable law as a basis for claiming exemption from backup withholding. Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.

Section 20.06. Refunds. If any Holder determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 20 (including by the payment of additional amounts pursuant to Section 20.01), it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Holder and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Company, upon the request of such Holder, shall repay to such Holder the amount paid over pursuant to this Section 20.06 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Holder is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 20.06, in no event will the Holder be required to pay any amount to the Company pursuant to this Section 20.06 the payment of which would place the Holder in a less favorable net after-Tax position than the Holder would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 20.06 shall not be construed to require any Holder to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.

Section 20.07. FATCA. If a payment made to a Holder under any Note would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with their obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 20.07, “FATCA” shall include any amendments made to FATCA after the date of this Indenture.

Section 20.08. Survival. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Article 20 shall survive the payment in full of all amounts due hereunder.

ARTICLE 21

Miscellaneous Provisions

Section 21.01. Trust Indenture Act. Except as expressly provided herein, the Trust Indenture Act shall not apply to this Indenture, the Notes or the Obligations hereunder.

Section 21.02. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company and the other Company Indenture Parties contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 21.03. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 21.04. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, the Collateral Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to SAExploration Holdings, Inc., 1160 Dairy Ashford, Suite 160, Houston, Texas 77079, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Trustee shall be deemed to have been sufficiently given or made, for all purposes, if (i) given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office (ii) delivered via facsimile to Facsimile No.: (302) 421-9137, Attention SAExploration Holdings 6.00% Senior Secured Convertible Notes due 2023 (with a copy via email, which shall not constitute notice, to glewis@wsfsbank.com or such other email address as may be provided to the Company by the Trustee from time to time) within the time periods prescribed.

The Trustee and the Collateral Trustee by notice to the Company and the Holders, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder shall be (i) mailed to it by first class mail, postage prepaid, (ii) sent by courier or overnight delivery service, in each case, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so given in the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail, courier or overnight service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee, the Collateral Trustee and each Agent at substantially the same time.

Section 21.05. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN N.Y. GEN. OBLIG. LAW SECTION 514.01).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee and the Collateral Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 21.06. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Collateral Trustee to take any action under any of the provisions of any Indenture Document or the Intercreditor Agreement, the Company shall, if requested by the Trustee or the Collateral Trustee, furnish to the Trustee or the Collateral Trustee, as the case may be, an Officers’ Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and the Intercreditor Agreement.

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee and the Collateral Trustee with respect to compliance with this Indenture shall include (i) a statement that the person making such certificate or opinion has read such condition or covenant; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been satisfied; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters; upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 21.07. Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 21.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 21.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 21.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 10.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 21.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 10.02, Section 10.03, Section 10.04, Section 10.05 and this Section 21.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 21.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

, as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 21.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 21.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 21.13. Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 21.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 21.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the Conversion Price Trigger Daily VWAPs, accrued interest payable on the Notes, and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations, and any other relevant information, to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee and the Conversion Agent shall not have any liability or responsibility in connection with any calculation or information relating to any calculation. Neither the Trustee nor the Conversion Agent shall have any responsibility or obligation to determine when and if any Notes may be converted at any time. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 21.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 21.17. Intercreditor Agreement. Each Holder of a Note, by accepting such Note, agrees that, for purposes of the Intercreditor Agreement, (i) the Collateral Trustee shall be the “Convertible Noteholder Trustee” thereunder, (ii) this Indenture shall constitute the “Convertible Note Indenture” thereunder and all references to the “Convertible Note Indenture” contained therein shall be deemed to refer to this Indenture, and (iii) all of the Obligations shall constitute “Convertible Note Indenture Obligations” thereunder. The Trustee and the Collateral Trustee shall be bound by the terms of the Intercreditor Agreement and each

Holder of a Note, by accepting such Note or beneficial interest therein, agrees to all the terms and provisions of the Intercreditor Agreement and the other Security Documents. Notwithstanding anything to the contrary herein or in the other Indenture Documents, (i) this Indenture, the Liens and security interests granted to the Collateral Trustee pursuant to the Security Documents and all rights and obligations of the Trustee and Collateral Trustee under the Indenture Documents are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Trustee or the Collateral Trustee under the Indenture Documents is subject to the limitations and provisions of the Intercreditor Agreement. The Holders authorize the Collateral Trustee to communicate with the Term Agent and Term Lenders under the Term Credit Agreement, the ABL Loan Agent and ABL Lenders under the ABL Credit Agreement, and any other Person who is, or becomes a party to the Intercreditor Agreement, with respect to any matter, including, without limitation, the Obligations, the Term Loan Obligations, the ABL Loan Obligations, the Intercreditor Agreement, the Term Documents and ABL Documents, the Indenture Documents, and any other matter relating to, or arising out of such matters. Each Holder of a Note, by accepting such Note, agrees and hereby authorizes and directs the Collateral Trustee and Trustee to execute the Intercreditor Agreement. Each Holder, by accepting a Note, hereby agrees that such Holder shall comply with the provisions of the Intercreditor Agreement applicable to it in its capacities as such to the same extent as if such Holder were party thereto. Without limiting any of the rights and protections (including indemnities) of the Trustee or Collateral Trustee hereunder and notwithstanding any provisions in this Indenture or the other Indenture Documents to the contrary, in the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Indenture or the other Indenture Documents, the terms of the Intercreditor Agreement shall govern.

Section 21.18. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or other agreement of the Company or its Subsidiaries or of any other Person, in each case, which does not constitute an Indenture Document. Any such indenture, loan or other agreement may not be used to interpret this Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

GUARANTORS:

SAEXPLORATION, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

NES, LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION ACQUISITIONS (U.S.), LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

TRUSTEE AND COLLATERAL TRUSTEE:

Wilmington Savings Fund Society, FSB

By:	Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

Appendix A

Provisions Relating to the Notes

1.1 Capitalized Terms. Capitalized terms used but not defined in Appendix A shall have the meanings given to them in the Indenture.

1.2 Global Notes.

(a) If Notes are eligible for book-entry settlement with the Depositary, such Notes may be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(b) A Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with this Appendix A.

(c) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(d) If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate, an Opinion of Counsel, and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

(e) Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 1.2 of Appendix A shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

(f) At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(g) None of the Company, the Trustee (acting in any capacity) or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any action or inaction of the Depositary.

Each Note that is a Global Note shall be subject to the restrictions on transfer set forth in this Section 1.2 of Appendix A (including the legend set forth below):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h) Any temporary Note that is a Global Note issued pursuant to Regulation S shall be subject to the restrictions on transfer set forth in this Section 1.2(h) of Appendix A (including the legend set forth below):

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.

1.3 Physical Notes. The Notes shall initially be issued in the form of Physical Notes. Any Notes issued in the form of Physical Notes (i) shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount of, the Notes to be issued, (ii) shall be registered in the name of the Holder or its nominee, and (iii) shall be delivered to the Holder or pursuant to the Holder’s instruction.

1.4 Transfer Restrictions; Legends.

(a) Restricted Notes. Each Note that bears or is required under this Section 1.4(a) of Appendix A to bear the legend set forth in this Section 1.4(a) of Appendix A (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof ) (the “Restricted Notes”) will be subject to the restrictions on transfer set forth in this Section 1.4(a) of Appendix A (including in the Restricted Notes Legend) and, if the Company so elects, will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note. Each Restricted Note shall bear a legend (the “Restricted Notes Legend”) in substantially the following form unless otherwise agreed by the Company in writing, with notice thereof to the Trustee:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b) Restricted Stock. Shares of Common Stock that bear or are required under this Section 1.4(b) of Appendix A to bear the legend set forth in this Section 1.4(b) of Appendix A (and all securities issued in exchange therefor or substitution thereof, (the “Restricted Stock”) will be subject to the restrictions on transfer set forth in this Section 1.4(b) of Appendix A (including in the Restricted Stock Legend) and, if the Company so elects, will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of such Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock. Restricted Stock shall bear a legend (the “Restricted Notes Legend”) in substantially the following form unless otherwise agreed by the Company in writing, with notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THESE SHARES, BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Any such Restricted Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Restricted Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 1.4(b) of Appendix A. The Company shall promptly notify the Trustee in writing after a registration statement, if any, with respect to any Common Stock issued upon conversion of the Restricted Notes has been declared effective under the Securities Act.

(c) As used in this Section 1.4 of Appendix A, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

1.5 Expiration of Restrictions.

(a) Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Physical Note or Notes of like tenor and aggregate Principal Amount that do not bear the Restricted Notes Legend required by Section 1.4(a) of Appendix A. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.04 of this Indenture and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b) Promptly following the date that is one year after the Issue Date of any Restricted Notes, the Company shall use commercially reasonable efforts to effect an exchange of each Restricted Note held by Holders who are not (and have not been, for the 90 days prior to such date) Affiliates of the Company for Physical Notes that do not bear any Restricted Notes Legend. To effect such exchange, the Company shall deliver written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of an Officers’ Certificate to the Trustee for removal of the Restricted Notes Legend and authentication of one or more Unrestricted Physical Notes (each, a “Free Transferability Certificate”) and an Opinion of Counsel to the effect that the Restricted Notes Legend may be removed from such Notes to be exchanged. The first date on which the Trustee shall have received such Free Transferability Certificate will be known as the “Resale Restriction Termination Date.” Promptly upon receipt of the documents set forth above by the Trustee, the Company shall issue, and the Trustee and Registrar shall authenticate and deliver to such Holders unrestricted Physical Notes without any Restricted Notes Legend.

(c) The Company will, solely to the extent the Notes are eligible for book-entry settlement with The Depository Trust Company, use commercially reasonable efforts to assist each Holder of unrestricted Physical Notes in settling the Notes in book-entry with the Depository Trust Company, including, without limitation by providing the Depositary with such information reasonably requested by the Depositary in accordance with the Applicable Procedures to exchange the unrestricted Physical Notes for beneficial interests in Global Notes.

EXHIBIT A

[FORM OF FACE OF NOTE]

[[Include the following legend for Global Notes only (the “Global Note Legend”):]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.]

[Include the following legend on all Notes that are issued pursuant to Regulation S (the “Regulation S Temporary Global Note Legend”):]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.]

SAExploration Holdings, Inc.

6.00% Senior Secured Convertible Note due 2023

No. [                ]

CUSIP No.

SAExploration Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay the principal sum of $[                ] Dollars [or such greater or lesser amount as may be indicated in the “Schedule of Exchanges of Notes” attached hereto (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depository, in accordance with the rules and procedures of the Depository and in accordance with the Indenture]1 to [            ] or its registered assigns, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $60,000,000 in aggregate at any time, on September 26, 2023, and interest thereon as set forth below.

The Principal Amount of Physical Notes and interest thereon, as provided on the reverse hereof, shall be payable at the Corporate Trust Office of the Paying Agent and at any other office or agency maintained by the Company for such purpose, upon surrender of such Physical Notes. The Paying Agent will pay the principal amount of any Global Note and interest thereon, as provided on the reverse hereof, in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date or other payment date, as the case may be.

This Note shall bear interest at the rate of 6.00% per year from September 26, 2018, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until September 26, 2023. Interest is payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on December 15, 2018, to Holders of record at the close of business on the preceding March 1, June 1, September 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 9.03 of the within-mentioned Indenture and the Registration Rights Agreement, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 9.03 or the Registration Rights Agreement, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months.

[1]	Include if a Global Note.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.09(c) of the Indenture.

[The Company shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.]2 [As provided in and subject to the provisions of the Indenture, the Company shall pay through the Paying Agent the principal of any Notes at the office or agency designated by the Company for that purpose.]3 The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the contiguous United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

[2]	Include if a Global Note.
[3]	Include if a Physical Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Authorized Officer

Dated:

[FORM OF REVERSE OF NOTE]

SAExploration Holdings, Inc.

6.00% Senior Secured Convertible Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.00% Senior Secured Convertible Notes due 2023 (the “Notes”), limited to the aggregate principal amount of $60,000,000, all issued or to be issued under and pursuant to a Senior Secured Convertible Notes Indenture dated as of September 26, 2018 (the “Indenture”), among the Company, the Guarantors named therein and Wilmington Savings Fund Society, FSB (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

The Notes are secured, equally and ratably, by a senior security in the Collateral pursuant to the Security Agreement and the Security Documents referred to in the Indenture. The Notes are secured by a pledge of Collateral pursuant to the Security Documents. The Notes are subject to the terms of the Intercreditor Agreement.

The payment by the Company of the principal of, interest and Additional Interest, if any, on the Notes is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Guarantors to the extent set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Redemption Price of (if applicable), accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Subject to certain limitations, the Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or any portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of September 26, 2018, among the Company and the Holders.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

[SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

SAExploration Holdings, Inc.

6.00% Senior Secured Convertible Notes due 2023

The initial principal amount of this Global Note is                  DOLLARS ($[                ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

]

[6]	Include if a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

SAExploration Holdings, Inc.

6.00% Senior Secured Convertible Notes due 2023

To: Wilmington Savings Fund Society, FSB

      500 Delaware Avenue

      Wilmington, DE 19801

      Attention: SAExploration 6.00% Senior Secured Convertible Notes due 2023

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 17.02(f) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

By electing to convert this Note into Common Stock of the Company, you represent as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, you will not beneficially own (as defined in Rule 13d-3 under the Exchange Act), more than 9.99% (as applicable) of the Common Stock of the Company.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

SAExploration Holdings, Inc.

6.00% Senior Secured Convertible Notes due 2023

To: Wilmington Savings Fund Society, FSB

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from SAExploration Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 18.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

SAExploration Holdings, Inc.

6.00% Senior Secured Convertible Notes due 2023

For value received                  hereby sell(s), assign(s) and transfer(s) unto                  (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                  attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐	To SAExploration Holdings, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:                                                                                    Signed:

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the third or fourth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

SAEXPLORATION HOLDINGS, INC.

and

the Guarantors named herein

6.00% SENIOR SECURED CONVERTIBLE NOTES DUE 2023

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF                ,

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee and Collateral Trustee

This SUPPLEMENTAL INDENTURE, dated as of                 ,                  (this “Supplemental Indenture”) is among SAExploration Holdings, Inc., a Delaware corporation (the “Company”), [                ] (the “Guaranteeing Subsidiary”), which is a subsidiary of the Company or a Company Indenture Party, each of the existing Guarantors (as defined in the Indenture referred to below) and Wilmington Savings Fund Society, FSB, as Trustee (in such capacity, the “Trustee”) and Collateral Trustee (in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, the Company, the initial Guarantors, the Trustee and the Collateral Trustee, entered into a Senior Secured Convertible Notes Indenture, dated as of September 26, 2018 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), pursuant to which the Company issued 6.00% Senior Secured Convertible Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Guarantor (as defined in the Indenture);

WHEREAS, Section 13.01(c) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Governing Documents of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiary, the other Guarantors, the Trustee and the Collateral Trustee covenant and agree as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guaranteeing Subsidiary, the other Guarantors, the Trustee and the Collateral Trustee.

Section 4. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees, by its execution of this Supplemental Indenture, to be joined as a Guarantor for all purposes under the Indenture and to be bound by the provisions of the Indenture applicable to Guarantors to the extent provided in the Indenture.

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee and Collateral Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and Collateral Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and Collateral Trustee with respect hereto. Neither the Trustee nor the Collateral Trustee shall be responsible for the recitals contained herein, all of which recitals are made by the other parties to this Supplemental Indenture.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY

[ ]

By:
Name:
Title:

EXISTING GUARANTORS[4]

TRUSTEE AND COLLATERAL TRUSTEE

WILMINGTON SAVINGS FUND SOCIETY, FSB, AS TRUSTEE AND COLLATERAL TRUSTEE

By:
Name:
Title:

EXHIBIT C(1)

[Form of]

[U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Senior Secured Convertible Notes Indenture, dated as of September 26, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among SAExploration Holdings, Inc., a Delaware corporation (the “Company”), the Guarantors named therein, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee (in such capacity, the “Trustee”) and as Collateral Trustee.

[4]	Insert signature blocks for each of the Guarantors existing at the time of execution of this Supplemental Indenture.

Pursuant to the provisions of Section 20.05 of the Indenture, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Trustee and the Company with a certificate of its non-U.S. Person status on an applicable IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Trustee and the Company, and (2) the undersigned shall have at all times furnished the Trustee and the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given them in the Indenture.

[NAME OF HOLDER]

By:
Name:
Title:

[ADDRESS]

Dated:            , 20

EXHIBIT C(2)

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Senior Secured Convertible Notes Indenture, dated as of September 26, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among SAExploration Holdings, Inc., a Delaware corporation (the “Company”), the Guarantors named therein, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee (in such capacity, the “Trustee”) and as Collateral Trustee.

Pursuant to the provisions of 20.05 of the Indenture, the undersigned hereby certifies that (i) it is the sole record owner of Note(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note(s), (iii) with respect to the Note(s), neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Trustee and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN or IRS Form W-8-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Trustee and the Company, and (2) the undersigned shall have at all times furnished the Trustee and the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given them in the Indenture.

[NAME OF HOLDER]

By:
Name:
Title:

[ADDRESS]

Dated:                , 20

EXHIBIT D

POST-CLOSING ITEMS

The Company shall satisfy the requirements and/or provide to the Trustee or Collateral Trustee, as applicable, each of the documents, instruments, agreements and information set forth on this Exhibit D, on or before the date specified for such requirement on this Exhibit or such later date as may be approved by the Trustee (at the direction of the Required Holders in their reasonable discretion), each of which shall be completed or provided in form and substance reasonably satisfactory to the Trustee and the Required Holders:

1. Within forty-five (45) days after the Issue Date, the Company Indenture Parties shall have caused all financing statements filed by Fairfield Industries Incorporated d/b/a FairfieldNodal against any Company Indenture Party to be amended such that the description of collateral in each such financing statement is limited to the ZSystem equipment and software listed below on Schedule 1 attached hereto.

2. Within seventy-five (75) days after the Issue Date, the Company shall have delivered to the Trustee fully executed Control Agreements in regards to each Deposit Account (other than Excluded Accounts) of the Company Indenture Parties, granting Control of such Deposit Accounts, to the Collateral Trustee, subject to the Intercreditor Agreement.

3. Within ten (10) days after the Issue Date, the Company shall deliver evidence of property and general liability insurance shall be delivered to the Collateral Trustee, with the lender loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage) in favor of the Collateral Trustee (subject to the Intercreditor Agreement).